LOAN AND SECURITY AGREEMENT dated as of June 17, 2021 by and between BANC OF AMERICA LEASING & CAPITAL, LLC , as Lender and BULK VALOR CORP., as Borrower US$13,350,000 Senior Secured Term Loan Facility

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TABLE OF CONTENTS

Section    Page

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Exhibit A    – Form of Approved Manager’s Undertaking
Exhibit B    – Form of Assignment of Earnings
Exhibit C    – Form of Assignment of Insurances
Exhibit D    – Form of Assignment of Time Charter
Exhibit E    – Form of Guaranty Agreement
Exhibit F    – Form of First Preferred Naval Mortgage
Exhibit G    – Form of Note
Exhibit H     – Form of Stock Pledge Agreement
Exhibit I    – Form of Account Pledge and Security Agreement

Appendix A –    Form of Compliance Certificate
Appendix B –    Form of Drawdown Notice

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4841-9325-3354

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (this “Agreement”), dated as of June 17, 2021, is entered into by and between BANC OF AMERICA LEASING & CAPITAL, LLC, a Delaware limited liability company, with an office at 2059 Northlake Parkway, Tucker, Georgia 30084 (together with its successors, transferees and assigns, the “Lender”), and BULK VALOR CORP., a corporation incorporated and existing under the laws of The Republic of the Marshall Islands, with its registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro MH 96960 (together with its successors and permitted assigns, the “Borrower”).
RECITALS:
WHEREAS, the Borrower has applied to the Lender for a US$13,350,000 senior secured term loan facility, the proceeds of which shall be used to refinance in part certain indebtedness incurred by the Borrower in connection with its purchase of the 2013-built bulk carrier named “LOWLANDS PATRASCHE” (t/b/r “BULK VALOR”) and to pay certain fees and costs incident thereto; and
WHEREAS, as security for the prompt payment and performance of its obligations in connection therewith, the Borrower has agreed to grant the Lender, among other things, a first preferred Panamanian mortgage over the whole of said vessel and a first priority security interest in all of said vessel’s earnings, insurances and requisition compensation; and
WHEREAS, as inducement to the Lender to make such credit facility available to the Borrower, Bulk Fleet, the Borrower’s immediate parent company, has offered to pledge to the Lender, and grant the Lender a first priority security interest in, 100% of the shares of capital stock of the Borrower and, in conjunction with Pangaea, Bulk Partners Holding and Bulk Partners (collectively, the “Guarantors” and each individually, jointly and severally, a “Guarantor”), has agreed to guarantee all of the Borrower’s obligations to the Lender hereunder and under each of the other Loan Documents to which it is a party; and
WHEREAS, the Lender has agreed to make such credit facility available to the Borrower, subject to the terms and upon the conditions hereinafter set forth.
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, and intending to be legally bound hereby, the parties hereto do hereby agree as follows:
ARTICLE I

DEFINITIONS; ACCOUNTING TERMS, ETC.
“

SECTION I.01.Certain Defined Terms. Terms defined in the Preamble and in the Recitals to this Agreement shall have the meanings given to them. In addition, the following capitalized terms have the respective meanings set forth below:
“ . Terms defined in the Preamble and in the Recitals to this Agreement shall have the meanings given to them. In addition, the following capitalized terms have the respective meanings set forth below:
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“Acceptable Accounting Firm” means Ernst & Young LLP, Grant Thornton or such other nationally recognized accounting firm acceptable to the Lender.
“Account Bank” means Bank of America, N.A.
“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with, such Person or is a director or officer of such Person, and for purposes of this definition, the term “control” (including the terms “controlling”, “controlled by” and “under common control with”) of a Person means the possession, direct or indirect, of the power to vote 35% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.
“Appraisal” means a desktop appraisal to be delivered by Borrower to the Lender confirming the current Fair Market Value of the Vessel, which appraisal shall be in form and substance and otherwise satisfactory to the Lender.
“Approved Broker” means Maritime Strategies International Ltd., Arrow London, Compass Maritime, Maersk Brokers, ICAP, Howe Robinson, SSY or such other company proposed by the Borrower and approved by the Lender (such approval not to be unreasonably withheld), for the purpose of valuing the Vessel, who shall act as an expert and not as an arbitrator and whose valuation shall be conclusive and binding on all parties to this Agreement.
“Approved Management Agreement” means, in relation to the Vessel in respect of its commercial and/or technical management, a management agreement between the Borrower and an Approved Manager.
“Approved Manager” means Seamar Management SA, SCF Management Services (Cyprus) Ltd. or any other company proposed by the Borrower and approved by the Lender (such approval not to be unreasonably withheld) as the commercial and/or technical manager of the Vessel.
“Approved Manager’s Undertaking” means, in relation to the Vessel, the letter executed and delivered by an Approved Manager, in the form attached hereto as Exhibit A.
“Assignment of Earnings” means the Assignment of Earnings, dated as of the date hereof, substantially in the form attached hereto as Exhibit B, pursuant to which the Borrower shall collaterally assign to the Lender, and grant the Lender a continuing, first priority security interest in and lien on, all Earnings of the Vessel and all proceeds thereof.
“Assignment of Insurances” means the Assignment of Insurances, dated as of the date hereof, substantially in the form attached hereto as Exhibit C, pursuant to which the Borrower shall collaterally assign to the Lender, and grant to the Lender a continuing, first priority security interest in and lien on, all Insurances of the Vessel and all proceeds thereof.
“Assignment of Time Charter” means the Assignment of Time Charter, dated as of the date hereof, substantially in the form attached hereto as Exhibit D, pursuant to which the Borrower shall collaterally assign to the Lender, and grant the Lender a continuing, first priority security interest in and lien on, all of the Borrower’s rights, title and interests in and to the Time Charter entered into by it in respect of the Vessel.

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“Bankruptcy Code” means 46 U.S.C. §§ 101, et seq., as amended or otherwise modified from time to time.
“Bank Secrecy Act” means the United States Bank Secrecy Act of 1970, as amended.
“Bulk Fleet” means Bulk Fleet Bermuda Holding Company Limited, a Bermuda company and an indirect wholly-owned subsidiary of Pangaea.
“Bulk Partners” means Bulk Partners (Bermuda) Ltd., a Bermuda company that is a direct wholly-owned subsidiary of Pangaea.
“Bulk Partners Holding” means Bulk Partners Holding Company Bermuda Ltd., a Bermuda company and an indirect wholly-owned subsidiary of Pangaea.
“Business Day” means any day of the year excluding Saturday, Sunday and any day which shall be, in the City of New York, New York, a legal holiday or a day on which banking and other financial institutions are authorized or required by law or other government actions to close.
“Cash Equivalents” means, as at any date, (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) Dollar denominated time deposits and certificates of deposit of (i) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (ii) any bank whose short term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof (any such bank being an “Approved Bank”), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s and maturing within six months of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company (including any of the Purchasers) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (e) investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940 which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (d).
“Change of Control” means:
(a)    in respect to the Borrower, the occurrence of any act, event or circumstance that without the prior written consent of the Lender results in Bulk Fleet owning less than 100% of the issued and outstanding Equity Interests in the Borrower;
(b)    in respect to Bulk Fleet, the occurrence of any act, event or circumstance that without the prior written consent of the Lender results in Bulk Partners Holding owning less than 100% of the issued and outstanding Equity Interests in Bulk Fleet;

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(c)    in respect to Bulk Partners Holding, the occurrence of any act, event or circumstance that without the prior written consent of the Lender results in Bulk Partners owning less than 100% of the issued and outstanding Equity Interests in Bulk Partners Holding;
(d)    in respect to Bulk Partners, the occurrence of any act or event or circumstance that without the prior written consent of the Lender results in Pangaea owning directly or indirectly less than 100% of the issued and outstanding Equity Interests in Bulk Partners; and
(e)    in respect to Pangaea, the occurrence of any act or event or circumstance that, without the prior written consent of the Lender, (i) the Person or Persons owning a controlling interest in Pangaea fail to be in compliance with the provisions and requirements of the PATRIOT ACT and all anti-money laundering laws and/or are listed as a Prohibited Person on any Sanctions list and/or have been criminally charged (both past and present) or banned by the U.S. government from doing business with any U.S. companies or from the use of any U.S. properties, (ii) Pangaea is delisted (i.e. its stock is no longer listed and traded on NASDAQ), (iii) Pangaea ceases to own 100% of the issued and outstanding Equity Interests of its various wholly-owned subsidiaries, or (iv) Pangaea mergers with or is acquired by another Person and is no longer the surviving entity or is the surviving entity but after giving effect to such merger or acquisition, has a cash flow leverage ratio (i.e. Funded Debt to EBITDA) above 4.5 to 1.00 or a balance sheet leverage ratio (i.e. Total Liabilities to Net Worth) above 2:00 to 1.00.
“Charter” means, with respect to the Vessel, any demise, time or consecutive voyage charter for a term which exceeds, or which by virtue of any optional extensions may exceed, twelve (12) months, in each case in form and substance acceptable to the Lender, and, for avoidance of doubt, the term “Charter” includes, but is not limited to, the Time Charter.
“Classification Society” means, with respect of the Vessel, Nippon Kaiji Kyokai or such other international first-class ship classification society that is a member of IACS that is approved from time to time by the Lender (such approval not to be unreasonably withheld).
“Closing Date” means the date of the making of the Loan.
“Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated and the rulings issued thereunder.
“Collateral” means, collectively, the Pledged Collateral, the Vessel, all Insurances, Earnings and Requisition Compensation of the Vessel, and all other collateral from time to time posted as security for the Borrower’s Obligations to the Lender under the Loan Documents.
“Collateral Maintenance Ratio” means if at any time the Lender notifies the Borrower that the aggregate Fair Market Value of the Vessel fall below 125% of the outstanding principal balance of the Loan.
“Compliance Certificate” means a certificate executed by an authorized person of the Borrower, substantially in the form attached hereto as Appendix A.
“Debt Service” means, for any period for any Person, the sum of (a) the aggregate amount of all principal payments made during such period (excluding balloon payments and accelerated

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debt payments) plus (b) Interest Expense paid or scheduled to be paid by such Person on its Funded Debt during such period.
“Debt Service Coverage Ratio” means for any period the ratio of EBITDA for such period to Debt Service for such period.
“Default” means any event which with the giving of notice or lapse of time, or both, would constitute an Event of Default.
“Default Rate” means 2% over the otherwise stated rate of interest.
“Dollars” and the sign “USD$” mean lawful currency of the United States of America.
“Drawdown Date” means the date requested by the Borrower for the Loan to be made, or (as the context require) the date on which the Loan is actually made.
“Drawdown Notice” means the notice substantially in the form attached hereto as Appendix B (or in any other form approved in writing by the Lender).
“Earnings” means all earnings arising out of the use or operation of the Vessel, including, but not limited to, moneys and claims for monies due or to become due to or for the account of the Borrower at any time during the term hereof arising out of and/or due and payable under any Charter, including, but not limited to, all charter hire, freights, subfreights, passage moneys, indemnities, payments or otherwise, including any compensation payable to the Borrower in the event of requisition of the Vessel for hire or title thereto, all remuneration for salvage and towage services, demurrage and detention moneys and damages for breach (or payments for variation or termination) of any Charter or other contract of employment of the Vessel and all sums receivable under the insurances in respect of loss of Earnings and includes, if and whenever the Vessel is employed on terms whereby any or all such moneys as aforesaid are pooled or shared with any other Person(s), the proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to the Vessel.
“Earnings Account” means, with respect to the Vessel, the account held in the name of the Borrower with the Account Bank designated as the Earnings Account for the Vessel, or any other account (with the Account Bank or with another bank or financial institution acceptable to the Lender) for the purpose of receiving all Earnings and other amounts payable under any Charter.
“Earnings Account Pledge” means that certain Account Pledge and Security Agreement dated as of the date hereof, substantially in the form attached hereto as Exhibit I, pursuant to which the Borrower shall grant the Lender a lien and first priority security interest in and to the Earnings Account and in all funds from time to time on deposit therein.
“EBITDA” means, for any period for any Person, the sum of (a) Net Income for such period, plus (b) an amount which, without duplication, in the determination of Net Income, has been deducted for (i) Interest Expense for such period, (ii) all federal, state, local, foreign and other income taxes and tax distributions for such period, (iii) all depreciation, depletion and amortization of intangibles and other non-cash charges or non-cash losses (including non-cash transaction expenses and the amortization of debt discounts) and any extraordinary losses not incurred in the ordinary course of business during such period, and (iv) all drydocking expenses incurred during such period, minus (c) to the extent added in computing Net Income, any non-cash income or non-cash gains and any extraordinary gains on asset sales or otherwise not incurred in the ordinary course of business.

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“Effective Date” means the date on which this Agreement is executed and delivered by the parties hereto.
“Environmental Claim” means (a) any claim by any governmental, judicial or regulatory authority which arises out of an Environmental Incident or an alleged Environmental Incident or which relates to any Environmental Law, or (b) any claim by any other Person which relates to an Environmental Incident or to any alleged Environmental Incident, and “claim” means a claim for damages, compensation, indemnification, contribution, fines, penalties or any other payment of any kind, whether or not similar to the foregoing, an order or direction to take, or not to take, certain action or to desist from or to suspend certain action, and any form of enforcement or regulatory action, including the arrest or attachment of any asset.
“Environmental Incident” means (a) any release of Environmental Sensitive Material from the Vessel, (b) any incident in which Environmentally Sensitive Material is released and which involves a collision between the Vessel and another vessel or object, or some other incident of navigation or operation, in any case, in connection with which the Vessel is actually or potentially liable to be arrested, attached, detained or injuncted and/or the Vessel and/or the Borrower and/or any operator or manager of the Vessel is at fault or allegedly at fault or otherwise liable to any legal or administrative action, or (c) any other incident in which Environmentally Sensitive Material is released otherwise from the Vessel and, in connection therewith, the Vessel is actually or potentially liable to be arrested and/or where the Borrower and/or any operator or manager of the Vessel is at fault or allegedly at fault or otherwise liable to any legal or administrative action.
“Environmental Law” means any law relating to pollution or to the protection of the environment, to the carriage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material.
“Environmental Permit” means any permit, approval, identification, number, license, or other authorization required under any Environmental Law.
“Environmentally Sensitive Material” means oil, oil products and any other substance (including any chemical, gas or other hazardous or noxious substance) which is (or is capable of being or becoming) polluting, toxic or hazardous.
“Equity Interests” of any Person means (a) any and all shares and other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person, and (b) all rights to purchase, warrants or options or convertible debt (whether or not currently exercisable), participations or equivalents of or interests in (however designated) such shares or other interests in such Person.
“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated and rulings issued thereunder.
“ERISA Affiliate” means a trade or business (whether or not incorporated) that, together with Pangaea or any subsidiary thereof, would be deemed to be a single employer under Section 414 of the Code.
“Event of Default” means any of the events or circumstances described in Section 8.01 of this Agreement.

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“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and any successor act thereto, and (unless the context otherwise requires) includes the rules and regulations of the Securities and Exchange Commission promulgated thereunder.
“Excluded Taxes” has the meaning set forth in Section 3.01(d) of this Agreement.
“Executive Order” means an executive order issued by the President of the United States of America.
“Fair Market Value” means, with respect to the Vessel, the fair market value of the Vessel at any date that is shown by an appraisal prepared and addressed to the Lender:
(a)    as to a date not more than fourteen (14) days prior to the date such appraisal is delivered to the Lender;
(b)    by an Approved Broker selected by the Lender;
(c)    with or without physical inspection of the Vessel as the Lender may require;
(d)    on the basis of a sale for prompt delivery for cash on normal arm’s length commercial terms between a willing seller and a willing buyer, free of any existing charter or other contract of employment (and with no value given to any pooling arrangements); and
(e)    after deducting the estimated amount of the usual and reasonable expenses which would be included in connection with the sale, provided that (i) if a range of market values is provided in a particular appraisal, then the market value in such appraisal shall be deemed to be the mid-point within such range, (ii) if a second appraisal is obtained by the Borrower as provided in Section 7.01(dd), the fair market value of the Vessel shall be the average of the two appraisals obtained, and (iii) if there is more than a 10% difference between the results of the two appraisals and the Lender elects to obtain a third appraisal as provided in Section 7.01(dd), the fair market value of the Vessel shall be the average of the three appraisals obtained.
“Fiscal Year” means, with respect to any Person, each period of one (1) year commencing on January 1 of each year and ending on December 31 of such year in respect of which its accounts are or ought to be prepared.
“Foreign Pension Plan” means any plan, fund (including, without limitation, any superannuation fund) or similar program established or maintained outside the United States by Pangaea primarily for the benefit of its or their employees residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan, fund or program is not subject to ERISA or the Code.
“Free Cash” means, for any period for any Person, the amount of unencumbered and otherwise unrestricted cash and Cash Equivalents freely available for use by such Person during such period.

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“Funded Debt” means, for any period for any Person, any obligation (whether incurred as principal or surety) for the payment or repayment of money, whether present or future, actual or contingent, and for or in respect of:
(1)amounts borrowed, including debit balances at banks or other financial institutions;
(2)any acceptance under any acceptance credit or bill discounting facility (or dematerialised equivalent);
(3)the amount of any deferred purchase price of property or services, the payment of which has been deferred in excess of ninety (90) days;
(4)all obligations under or in respect of guarantees, letters of credit or banker's acceptances;
(5)all obligations under or evidenced by bonds, debentures, notes or other similar instruments;
(6)any liability under any lease or hire purchase contract, which would in accordance with GAAP be treated as a finance or capital lease;
(7)amounts raised under any other transaction (including, without limitation, any forward sale or purchase agreement) having the commercial effect of a borrowing;
(8)receivables sold or discounted;
(9)any derivative transaction protecting against or benefiting from fluctuations in any rate or price (and, except for non-payment of an amount, the then mark to market value of the derivative transaction will be used to calculate its amount);
(10)any counter-indemnity obligation in respect of any guarantee, indemnity, bond, letter of credit or any other instrument issued by a bank or financial institution; or
(11)any guarantee, indemnity or similar assurance against financial loss of any Person in respect of any item referred to in subparagraphs (1) through (10) above.
“GAAP” means generally accepted accounting principles in the United States of America, including, without limitation, those set forth in the opinions and pronouncements of the Account Principles Board of the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board.
“governmental authority” means any nation or government, any state or other political subdivision thereof and any entity, now existing or hereafter created, having jurisdiction over the Borrower or its property or any part thereof, exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
“Guarantee” or “guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any

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Indebtedness or other obligation of any other Person (the ''primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term “Guarantee” or “guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.
“Guarantors” means collectively, Pangaea, Bulk Fleet, Bulk Partners and Bulk Partners Holding, together with their respective successors and assigns, and “Guarantor” means any one of them.
“Guaranty” means that certain Guaranty, dated as of the date hereof, substantially in the form attached hereto as Exhibit E-2, pursuant to which Pangaea, Bulk Fleet, Bulk Partners and Bulk Partners Holding shall absolutely, irrevocably and unconditionally guarantee all of the Borrower’s Obligations to the Lender under the Loan Documents, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.
“IACS” means the International Association of Classification Societies.
“Insurances” means all policies and contracts of insurance (whether issued in the commercial market or by the United States), including all entries of the Vessel in a protection and indemnity or war risks association or club, which are from time to time taken out or entered into in respect of the Vessel and all renewals of and replacements for the same, including all monies due and to become due under said policies of insurances with respect to an actual, constructive, agreed, arranged or compromised total loss or any other loss or damage to the Vessel and all returns of premiums, and all other rights and benefits with respect thereto.
“Interest Expense” means, for any period for any Person, total interest expense (including the interest component of any capitalized leases) of such Person, determined in accordance with GAAP.
“IRS” means the United States Internal Revenue Service.
“ISM Code” means, in relation to its application, if applicable, to the Borrower, the Vessel and her operations, the International Safety Management Code (including the guidelines on its implementation) adopted by the International Maritime Organization (“IMO”) as Resolution A.741(18) and Resolution A.913(22) (superseding Resolution A.788(19)), as the same may be amended, supplemented or replaced from time to time (and the terms “safety management system”, “Safety Management Certificate” and “Document of Compliance” have the meanings specified in the ISM Code).
“ISM Code Documentation” includes, with respect to the Vessel:
(a)    the Document of Compliance and Safety Management Certificate issued pursuant to the ISM Code in relation to the Vessel;

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(b)    all other documents and data which are relevant to the safety management system and its implementation and verification which the Lender may reasonably require; and
(c)    any other documents which are prepared or which are otherwise relevant to establish and maintain the Vessel’s compliance or the compliance of the Borrower or Approved Manager with the ISM Code which the Lender may reasonably require.
“ISPS Code” means, in relation to its application, if applicable, to the Borrower, the Vessel and her operation, the International Ship and Port Facility Security Code constituted pursuant to resolution A.924(22) of the IMO adopted by a Diplomatic Conference of the IMO on Maritime Security on 13 December 2002 and now set out in Chapter XI-2 of the Safety of Life at Sea Convention (SOLAS) 1974 (as amended).
“ISPS Code Documentation” includes (a) a valid and current International Ship Security Certificate issued under the ISPS Code, and (b) all other documents and data relevant to the ISPS Code and its implementation and verification which the Lender may reasonably require.
“Lender” means Banc of America Leasing & Capital, LLC, a Delaware limited liability company, its successors, participants, transferees and assigns.
“Leverage Ratio” means, for any period for any Person, the fraction (expressed as a percentage, rounded up to the nearest tenth of a percent) where (a) the numerator is a number equal to the Funded Debt of such Person for such period, and (b) the denominator is the Net Worth of such Person for such period.
“Loan” has the meaning set forth in Section 2.01 of this Agreement.
“Loan Documents” mean, collectively, this Agreement, the Note, the Guaranty, the Stock Pledge Agreement, the Mortgage, the Assignment of Insurances, the Assignment of Earnings, the Earnings Account Pledge, the Assignment of Time Charter, and all other documents now or hereafter executed and delivered, to evidence, secure, or guarantee, or in connection with, the Loan.
“Major Casualty” means, with respect to the Vessel, a casualty to the Vessel in respect of which the claim or the aggregate of the claims against all insurers, before adjusted for any deductible, exceeds $500,000 or the equivalent in any other currency.
“Margin Stock” has the meaning specified in Regulation U of the Board of Governors of the United States Federal Reserve System and any successor regulations thereto, as in effect from time to time.
“Material Adverse Effect” means a material adverse effect upon (a) the business, operations, properties, assets or condition (financial or otherwise) of the Borrower taken as a whole; (b) the ability of the Borrower to perform, or of the Lender to enforce, any of the Borrower’s Obligations under the Loan Documents; or (c) the ability of the Lender to protect, maintain or realize any rights, remedies or interests granted under the Loan Documents in or with respect to the Collateral or any other security pledged to secure the Borrower’s Obligations hereunder, the absence of which ability could reasonably be expected to diminish materially the value to the Lender of its rights, remedies and interests in and with respect to the Collateral taken as a whole or any other security pledged to secure the Borrower’s Obligations under the Loan Documents.

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“Mortgage” means the First Preferred Naval Mortgage, dated as of the date hereof, substantially in the form attached hereto as Exhibit F, to be given by the Borrower in favor of the Lender, its successors and assigns, over the whole of the Vessel.
“Multiemployer Plan” means, at any time, a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which Pangaea or any subsidiary of it or any ERISA Affiliate has any liability or obligation to contribute or has within any of the six (6) preceding plan years had any liability or obligation to contribute.
“Net Income” means, for any period for any Person, the net income (or loss) after taxes of such Person, on a consolidated basis, for such period, as determined in accordance with GAAP.
“Net Worth” means, for any period for of any Person, the amount shown as “Total Shareholders’ Equity” appearing in the last consolidated financial statements of such Person for such period, adjusted, in the case of Pangaea, to take account of any differences between (a) the book value (net of depreciation) of the Fleet Vessels, and (b) the Fleet Market Value. As used herein, “Fleet Vessels” mean all of the vessels (including the Vessel) owned by Pangaea and its subsidiaries during such period, and “Fleet Market Value” means the aggregate fair market value of the Vessel, as most recently determined by the Lender pursuant to Section 7.01(dd) of this Agreement together with all other vessels (other than the Vessel) then owned by Pangaea and its subsidiaries, as reasonably determined by them in accordance with U.S. GAAP.
“Note” means the USD $13,350,000 Senior Secured Term Note, dated the date hereof, substantially in the form attached hereto as Exhibit G, evidencing the Loan made by the Lender to the Borrower pursuant to this Agreement.
“Obligation” means, with respect to any Person, any obligation of such Person of any kind, including, without limitation, any obligation to make any payment for any reason, whether or not such obligation is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such obligation is discharged, stayed or otherwise affected by any proceeding referred to in Section 8.01(g) or Section 8.01(h). For purposes hereof, the Borrower’s Obligations under the Loan Documents include, without limitation, the timely payment of (i) all principal, interest, late charges, certain other fees and expenses (including, without limitation, reasonable attorneys’ fees and expenses), disbursements, indemnities and any other amounts payable by the Borrower to the Lender under or pursuant to the Loan Documents; and (ii) any amount which the Lender, in its sole discretion, may elect to pay or advance on the Borrower’s behalf pursuant to and in accordance with the terms of the Loan Documents.
“Obligors” means, collectively, jointly and severally, the Borrower and the Guarantors.
“Pangaea” means Pangaea Logistics Solutions Ltd., a Bermuda company.
“PATRIOT ACT” means the United States Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Improvement and Reauthorization Act of 2005 (H.R. 3199).
“Permitted Liens” has the meaning set forth in Section 7.01(y)(vi) of this Agreement.
“Person” means a natural person, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or

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any political subdivision or agency thereof, or any other entity, whether acting in an individual, fiduciary or other capacity.
“PGBC” means the Pension Benefit Guaranty Corporation, and its successors and assigns.
“Plan” means any employee benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which Pangaea or any subsidiary thereof or ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Pledged Collateral” has the meaning given to such term in the Stock Pledge Agreement.
“Pledged Shares” means the shares of capital stock owned by Bulk Fleet in the Borrower.
“Prepayment Fee” means (a) at any time after the first anniversary of the date of making the Loan, and on or prior to the second anniversary thereof, 3% of the principal amount being prepaid, (b) at any time after the second anniversary thereof but on or prior to the third anniversary thereof, 2% of the amount being prepaid, (c) any time after the third anniversary thereof but on or prior to the fourth anniversary thereof, 1% of the principal amount being prepaid, (d) at any time after the fourth anniversary thereof but on or prior to the fifth anniversary thereof, .50% of the principal amount being prepaid, and (e) at any time thereof, no prepayment fee shall be due.
“Prohibited Person” means any Person (whether designated by name or by reason of being included in a class of Persons) against whom Sanctions are directed.
“Protection and Indemnity Risks” means the usual risks covered by a protection and indemnity association or club including the portion not recoverable in case of collision under the ordinary running-down clause.
“Requisition Compensation” means all moneys or other compensation payable by reason of requisition for title or other compulsory acquisition of the Vessel during term hereof other than by requisition for hire.
“Sanctions” means any sanctions, embargoes, freezing provisions, prohibitions or other restrictions relating to trading, doing business, investment, exporting, importing, insuring, financing or making assets available (or other activities similar to or connected with any of the foregoing) imposed by law, regulation or Executive Order of the United States of America or the European Union, as the case may be; provided that such laws, regulations and Executive Orders shall be applicable only to the extent such laws and regulations are not inconsistent with the laws and regulations of the United States of America.
“Solvent” means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including subordinated and contingent liabilities, of such Person; (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and liabilities, including subordinated and contingent liabilities as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which

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such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that would reasonably be expected to become an actual or matured liability.
“Stock Pledge Agreement” means the Stock Pledge Agreement, dated as of the date hereof, substantially in the form attached hereto as Exhibit H, pursuant to which Bulk Fleet shall pledge, and shall grant the Lender a continuing, first priority security interest in, all of its stockholdings in the Borrower as additional security for the Borrower’s Obligations.
“Structuring Fee” means the fee payable by the Borrower to the Lender prior to the Closing Date equal to 1% of the principal amount of the Loan.
“subsidiary” of any Person means any corporation of which more than 50% of the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is directly or indirectly owned or controlled by such Person, by such Person and one or more of its Subsidiaries or by one or more of such Person’s Subsidiaries.
“Tangible Net Worth” means, for any period for any Person, the Net Worth of such Person for such period minus all intangible assets and goodwill of such Person for such period.
“Time Charter” means, with respect to the Vessel, a time charter party in form acceptable to the Lender, between the Borrower, as owner, and the Time Charterer, as time charterer (the terms of which shall include, among other things, a charter period of seven (7) years, a daily charter hire rate of not less than USD $10,750 (net), and, except as provided therein, with all operating and drydocking expenses of the Vessel for the account of the Borrower).
“Time Charterer” means Americas Bulk Transport (BVI) Limited, a British Virgin Islands entity.
“Total Liabilities” means, for any period for such Person, all debts and obligations of such Person that are owed to third parties and to such Person’s shareholders and employees.
“Total Loss” has the meaning ascribed to such term in Section 7.01(x) of this Agreement.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York, or, where applicable as to any other specific Collateral, any other relevant state.
“Vessel” means the 2013-built bulk carrier named “BULK VALOR” (ex-Lowlands Patrasche), Patente No. 53897-PEXT, IMO No. 9520675 preliminarily registered in the name of the Borrower under the laws and flag of the Republic of Panama.
“Voting Stock” of any Person as of any date means the Equity Interests of such Person that at the time are entitled to vote in the election of the board of directors or similar governing body of such Person.

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“War Risks” the risk of mines and all risks excluded by the free of capture and seizure clause from the standard form of United States, Norwegian or English marine policy, including coverage for confiscation, nationalization, terrorism, sabotage, and civil unrest.
SECTION I.02.Construction of Certain Terms. In this Agreement:
“ . In this Agreement:
“approval” means and includes authorization, consent, approval, license, exemption, filing, registration, notarization and legalization;
“approved” means approved in writing by the Lender;
“asset” means and includes every kind of property, asset, interest or right, including any present, future or contingent right to any revenues or other payments;
“contingent liability” means a liability which is not certain to arise and/or the amount of which remains unascertained;
“excess risks” means, with respect to the Vessel, the proportion (if any) of claims of general average, salvage and salvage charges not recoverable under the hull and machinery insurances in respect of that Vessel in consequence of the value at which the Vessel is assessed for purposes of such claims exceeding its insured value;
“excess war risk P&I cover” means, with respect to the Vessel, cover for claims only in excess of amounts recoverable under the usual war risk cover including, but not limited to, hull and machinery, crew and protection and indemnity risks;
“expense” means any kind of cost, charge or expense (including all legal costs, charges and expenses) and any applicable value added or other tax;
“liability” includes every kind of debt or liability (present or future, certain or contingent) whether incurred as principal or surety or otherwise;
“policy”, with respect to any Insurance, includes a ship, cover note, certificate of entry or other document evidencing the contract of insurance or its terms;
“protection and indemnity risks” means the usual risks covered by a protection and indemnity association that is a member of The International Group of P&I Clubs, including pollution risks and the proportion (if any) of any sums payable to any other Person or Persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation of them of clause 6 of the International Time Clauses (Hulls) (1/11/02 or 1/11/03) or clause 8 of the Institute of Time Clauses (Hulls) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision; and
“regulation” means and includes any regulation, risk, official directive, request or guideline (either having the force of law or compliance with which is reasonable in the ordinary course of business of the party concerned) of any governmental authority, intergovernmental body, agency, department or regulatory, self-regulatory or other authority or organization.

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SECTION I.03.General Interpretation. In this Agreement:
“ . In this Agreement:
(a)references to, or to a provision of, a Loan Document or any other document are references to it as amended, amended and restated, supplemented or otherwise modified from time to time;
(b)references to, or to a provision of, any law or regulation includes any amendment, extension, re-enactment or replacement thereof; and
(c)words denoting the singular number shall include the plural and vice versa.
SECTION I.04.Computation of Time Periods. For purposes of this Agreement, in computing periods of time from a specified date to a later specified date, the word “from” means “from and including” and each of the words “to” and “until” means “to but excluding”.
“ . For purposes of this Agreement, in computing periods of time from a specified date to a later specified date, the word “from” means “from and including” and each of the words “to” and “until” means “to but excluding”.
SECTION I.05.Accounting Terms. All accounting terms not specifically defined herein shall have the meanings generally attributed to such terms under GAAP, as in effect from time to time, consistently applied. Unless otherwise defined or specified herein, all accounting terms shall be construed herein, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be delivered, in accordance with GAAP applied on a consistent basis.
“ . All accounting terms not specifically defined herein shall have the meanings generally attributed to such terms under GAAP, as in effect from time to time, consistently applied. Unless otherwise defined or specified herein, all accounting terms shall be construed herein, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be delivered, in accordance with GAAP applied on a consistent basis.
SECTION I.06.Inconsistency Between this Agreement and Other Loan Documents. The other Loan Documents shall be read together with this Agreement, but in case of any conflict between this Agreement and the other Loan Documents, the provisions of this Agreement shall prevail.
“ . The other Loan Documents shall be read together with this Agreement, but in case of any conflict between this Agreement and the other Loan Documents, the provisions of this Agreement shall prevail.
ARTICLE II

THE LOAN
“
SECTION II.01.The Loan. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties set forth herein, the Lender hereby agrees to make available to the Borrower a senior secured term loan in the original principal amount of up to Thirteen

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Million Three Hundred Fifty Thousand United States Dollars (USD $13,350,000) (in no event to exceed 75% of the purchase price of the Vessel) (the “Loan”), for the purposes set forth herein and for no other purposes.
“ . Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties set forth herein, the Lender hereby agrees to make available to the Borrower a senior secured term loan in the original principal amount of up to Thirteen Million Three Hundred Fifty Thousand United States Dollars (USD $13,350,000) (in no event to exceed 75% of the purchase price of the Vessel) (the “Loan”), for the purposes set forth herein and for no other purposes.
SECTION II.02.Drawdown Procedure.
The Borrower may request the Lender to advance the proceeds of the Loan by delivering to the Lender a duly completed Drawdown Notice, which Drawdown Notice once issued shall be irrevocable and shall be received by the Lender not later than 10:00 a.m. (New York City time) two (2) Business Day prior to the requested Loan. The Lender’s obligation to make the proceeds of the Loan available to the Borrower hereunder shall expire on June 30, 2021; provided, however, that such obligation shall terminate automatically upon the occurrence of a Default or an Event of Default, or upon the occurrence of an event which could reasonably be expected to have a Material Adverse Effect.
SECTION II.03.Advance of Loan Proceeds.
Subject to the terms of this Agreement, the Lender shall make the proceeds of the Loan available to the Borrower on the Drawdown Date by paying the proceeds thereof to the Borrower or such other parties in payment of such sums which the Borrower and the Lender agree are due to such parties as costs associated with the acquisition and/or financing of the Vessel. The Borrower hereby unconditionally and irrevocably authorizes the Lender to make the payments specified in such Drawdown Notice.
SECTION II.04.The Note. The Borrower’s obligation to repay the Loan with interest shall be evidenced by the Note and be in the original principal amount of USD $13,350,000. The Lender shall record and, prior to any transfer of the Note, endorse on any schedules forming a part thereof appropriate notations setting forth the date and the amount of each payment made by the Borrower with respect thereto. The Lender is hereby irrevocably authorized by the Borrower to endorse the Note accordingly and to attach and to make a part of the Note such schedules as and when required.
“ . The Borrower’s obligation to repay the Loan with interest shall be evidenced by the Note and be in the original principal amount of USD $13,350,000. The Lender shall record and, prior to any transfer of the Note, endorse on any schedules forming a part thereof appropriate notations setting forth the date and the amount of each payment made by the Borrower with respect thereto. The Lender is hereby irrevocably authorized by the Borrower to endorse the Note accordingly and to attach and to make a part of the Note such schedules as and when required.
SECTION II.05.Repayment of Principal and Interest.
“ .
(a)Principal. The Borrower shall repay the principal amount of the Loan over a period of seven (7) years in twenty-eight (28) consecutive quarterly installments of principal plus interest, commencing on September 17, 2021 and continuing on the same day of each December, March, June and September of each year thereafter until the Loan has been indefeasibly repaid in full. The first twenty-

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seven (27) such principal and interest installments shall each be in the amount of USD $424,073.20 followed by a final principal and interest installment, due on June 17, 2028, in an amount equal to the then unpaid principal balance of the Loan plus all accrued but unpaid interest then due. Unless sooner paid, all sums due under the Loan, together with interest then due thereon, shall be due and payable in full on June 17, 2028.
(b)Interest. Except for any period during which an Event of Default has occurred and is continuing hereunder (and irrespective of whether or not the maturity of the Loan has been accelerated pursuant hereto), the Borrower shall pay interest on the unpaid principal balance of the Loan from the date hereof until the Loan has been indefeasibly repaid in full, at a per annum rate of interest equal to 3.29%. Interest accrued on the Loan from the date hereof through and including June 17, 2028 shall be due and payable on each date on which a principal installment is due and at maturity.
Upon the occurrence of any Event of Default hereunder or under any of the other Loan Documents (after giving effect to any applicable grace or cure periods), the unpaid principal balance of the Loan shall thereafter bear interest at the Default Rate.
ARTICLE III

PAYMENT PROVISIONS
“
SECTION III.01.Payments and Computations
(a)Making of Payments. The Borrower shall make all payments of principal of, and interest on, the Note in Dollars, in immediately available funds, not later than 11:00 a.m. New York time on the day when due, to be applied by the Lender in accordance with the terms of the Note.
(b)Application of Certain Payments. Each payment of principal shall be applied in the manner provided in the Note or in the absence of such direction, as the Lender, in its sole discretion, shall determine.
(c)Computations. All computations of interest shall be made by the Lender on the basis of a 360-day year/30-day month, for the actual number of days elapsed.
(d)Payment Net of Taxes. (i) All payments made by the Borrower to the Lender under this Agreement and the Note shall be made without any setoff, deduction or counterclaim of any kind. All payments made to the Lender hereunder shall be made free and clear of and without withholding or deduction for or on account of any taxes (except to the extent that such withholding or deduction is compelled by law), excluding any taxes assessed on or measured by the net income of the Lender imposed by any jurisdiction (any such excluded taxes, the “Excluded Taxes”). If the Borrower is compelled by law to make any such deduction or withholding, it will:
(A)    pay to the relevant authorities the full amount required to be withheld or deducted;
(B)    except in the case of Excluded Taxes, pay such additional amounts to the Lender as may be required for the Lender to receive, after such deduction or withholding

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(including any required deduction or withholding on such additional amounts), the amount it would have received had no such deduction or withholding been made; and
(C)    promptly forward to the Lender an official receipt or other documentation satisfactory to the Lender evidencing such payment to such authorities.
If any taxes (other than Excluded Taxes) are directly assessed against the Lender, the Lender shall promptly notify the Borrower of such assessment. Unless the Borrower promptly provide evidence satisfactory to the Lender that such taxes have been paid, the Lender may pay such taxes. Thereafter, the Borrower shall pay such additional amount (including, without limitation, any penalties, interest or expenses, but excluding any such items resulting from (A) the failure of the Lender promptly to notify the Borrower of the assessment of such taxes against the Lender, or (B) the gross negligence or willful misconduct of the Lender) as may be necessary for the Lender to receive, after the payment of such taxes (including any taxes on such additional amount), the amount the Lender would have received had no such taxes been assessed. The Borrower’s Obligations arising from this Section 3.01 shall survive repayment of the Loan, cancellation of the Note and the termination of this Agreement.
Notwithstanding any provision contained in this Agreement to the contrary, in the event that the Lender should assign all or any portion of the Loan or of its rights under this Agreement to another Person, the Borrower’s Obligations under this Section 3.01 shall not be greater than what its obligations would have been if the Lender had retained a 100% interest in the Loan and in this Agreement.
(e)Late Charges. If the Borrower fails to make any payment of principal, interest, prepayments, fees or any other amounts becoming due pursuant to the provisions of this Agreement or the Note, within fifteen (15) days after the date due and payable, the Borrower shall pay to the Lender a late charge equal to five percent (5%) of the amount of such payment. Such fifteen (15) day period shall not be construed in any way to extend the due date of any such payment. Late charges are imposed for the purpose of defraying the Lender’s expenses incident to the handling of delinquent payments, and are in addition to, and not in lieu of, the exercise by the Lender of any rights and remedies hereunder or under applicable laws and any fees and expenses of any agents or attorneys which the Lender may employ upon the occurrence of an Event of Default.
SECTION III.02. Liens; Setoff. As additional security for the Borrower’s Obligations under the Loan Documents, the Borrower hereby grants the Lender a continuing, first priority security interest in and lien on: (i) all monies, securities, and other property now or hereafter owed by Lender to the Borrower and/or now or hereafter held or received by, or in transit to, the Lender, (ii) any and all deposits (general or special) and credits of the Borrower on deposit with the Lender or any of its Affiliates and at any time existing (excluding, however, any deposits held by the Borrower in its capacity as trustee), and (iii) all proceeds thereof. Following the occurrence and during the continuance of an Event of Default, the Lender is hereby authorized by the Borrower at any time and from time to time, without notice to the Borrower, to setoff and apply any or all items set forth in this Section 3.02 against any of the Borrower’s Obligations hereunder or under the other Loan Documents.
“ As additional security for the Borrower’s Obligations under the Loan Documents, the Borrower hereby grants the Lender a continuing, first priority security interest in and lien on: (i) all monies, securities, and other property now or hereafter owed by Lender to the Borrower and/or now or hereafter held or received by, or in transit to, the Lender, (ii) any and all deposits (general or special) and credits of the Borrower on deposit with the Lender or any of its Affiliates and at any time existing (excluding, however, any deposits held by the Borrower in its capacity as trustee), and (iii) all proceeds

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thereof. Following the occurrence and during the continuance of an Event of Default, the Lender is hereby authorized by the Borrower at any time and from time to time, without notice to the Borrower, to setoff and apply any or all items set forth in this Section 3.02 against any of the Borrower’s Obligations hereunder or under the other Loan Documents.
SECTION III.03.Prepayment.
(a)Optional Prepayments. Subject to the terms and conditions hereinafter set forth, upon not less than thirty (30) days prior written notice, the Borrower may prepay the Note, in whole but not in part, on any installment payment date occurring after June 17, 2022. On any such date, the Borrower shall pay to the Lender, in addition to the principal amount being prepaid, all accrued but unpaid interest then due thereon, the Prepayment Fee, if any, and all other sums then due hereunder.
(b)Mandatory Prepayments. If, at any time prior to repayment in full of the Loan,
    (i)    the Vessel is sold, the Borrower shall pay to the Lender, upon the date the Vessel is sold, an amount equal to the then outstanding principal balance of the Loan, plus all accrued but unpaid interest then due thereon, the Prepayment Fee, if any, and all other sums then due hereunder; or
    (ii)    the Vessel sustains a Total Loss, the Borrower shall pay to the Lender, within one hundred twenty (120) days after the date of such loss (in no event to extend beyond the maturity date of the Loan), an amount equal to the outstanding principal balance of the Loan, plus all accrued but unpaid interest then due thereon, the Prepayment Fee, if any, and all other sums then due hereunder.
ARTICLE IV

SECURITY
“

SECTION IV.01.Grant of Security Interest. As security for the prompt payment and performance of the Borrower’s Obligations to the Lender hereunder, under the Note and the other Loan Documents, the Borrower shall execute and deliver to the Lender:
“ . As security for the prompt payment and performance of the Borrower’s Obligations to the Lender hereunder, under the Note and the other Loan Documents, the Borrower shall execute and deliver to the Lender:
(a)the Mortgage over the whole of the Vessel, together with all of her boilers, engines, machinery, masts, rigging, boats, anchors, chains, cables, tackle, apparel, spare gear, fuel, ropes, fittings, tools, consumable and other stores, equipment and all other appurtenances thereto appertaining or belonging and appropriated to the exclusive use of the Vessel, whether now owned or hereafter acquired, whether on board or not, and all additions, improvements and replacements hereafter made in or to the Vessel, or any part thereof, or in or to the stores, equipment and appurtenances aforesaid (except such equipment and stores which, when placed aboard the Vessel, do not become the property of the Borrower and leased equipment not belonging to the Borrower); and

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(b)an Assignment of Earnings, Assignment of Insurances and an Assignment of Time Charter with respect to the Vessel and an Earnings Account Pledge in respect of the Earnings Account.
In addition, the Borrower shall cause Bulk Fleet to execute and deliver in favor of the Lender the Stock Pledge Agreement, pursuant to which Bulk Fleet shall pledge to the Lender 100% of the Equity Interests held by it in the Borrower.
SECTION IV.02.Release of Collateral. Upon payment in full of all sums due under the Note and satisfaction of all of the Borrower’s other Obligations to the Lender hereunder and under the other Loan Documents, the Lender shall, at the Borrower’s sole cost and expense, discharge the Mortgage of record and terminate its security interests in all other Collateral.
“ . Upon payment in full of all sums due under the Note and satisfaction of all of the Borrower’s other Obligations to the Lender hereunder and under the other Loan Documents, the Lender shall, at the Borrower’s sole cost and expense, discharge the Mortgage of record and terminate its security interests in all other Collateral.
SECTION IV.03.Exercise of Powers of Attorney. The Lender shall not exercise any rights or powers pursuant to any power of attorney granted to the Lender pursuant to the Mortgage or the other Loan Documents until the occurrence, and then only during the continuance, of an Event of Default.
“ . The Lender shall not exercise any rights or powers pursuant to any power of attorney granted to the Lender pursuant to the Mortgage or the other Loan Documents until the occurrence, and then only during the continuance, of an Event of Default.
ARTICLE V

CONDITIONS OF BORROWING
“
SECTION V.01.Conditions Precedent to the Funding of the Loan. The Lender’s obligation to proceed forward with this transaction and to fund the Loan is subject to the Lender’s satisfaction of the following conditions precedent:
“ . The Lender’s obligation to proceed forward with this transaction and to fund the Loan is subject to the Lender’s satisfaction of the following conditions precedent:
(a)no action, suit, investigation, litigation or proceeding to which the Borrower is a party shall be pending or threatened before any court, governmental authority or arbitrator which, if adversely determined, could reasonably be expected to have a Material Adverse Effect or that purports to affect the legality, validity or enforceability of this Agreement, the Note, any of the other Loan Documents or the consummation of any of the transactions contemplated hereby or thereby;
(b)the Borrower shall have executed and delivered, or cause to be executed and delivered, to the Lender, each of the following documents:

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(i)    the Drawdown Notice, properly addressed to the Lender, requesting the Lender to fund the Loan and specifying the date on such Loan is to be funded and how the proceeds thereof are to be disbursed;
(ii)the Note;
(iii)the Mortgage;
(iv)the UCC-1 Financing Statement, naming the Borrower, as debtor, and the Lender, as secured party;
(v)an Assignment of Earnings with respect to the Vessel;
(vi)an Earnings Account Pledge, along with copies of the deposit account agreement and deposit account control agreement entered into by the Borrower with the Account Bank in order to perfect the Lender’s lien on the Earnings Account;
(vii)an Assignment of Insurances with respect to the Vessel;
(viii)a certified true copy of the Time Charter;
(ix)an Assignment of Time Charter along with the Time Charterer’s consent thereto;
(x)the Stock Pledge Agreement, duly executed by Bulk Fleet, along with delivery of the Pledged Shares and irrevocable stock powers duly endorsed in blank;
(xi)a copy of the Provisional Certificate of Registry for the Vessel;
(xii)a copy of the Temporary Radio Station License for the Vessel;
(xiii)copies of the other documents issued by or on behalf of the Panamanian Maritime Authority with respect to the preliminary registration of title to the Vessel and of the Mortgage;
(xiv)a Certificate of Ownership and Encumbrances evidencing the recording of the Mortgage and showing the Vessel to be free and clear of all recorded liens and encumbrances other than the Mortgage and certain Permitted Liens;
(xv)copies of the cover notes, letters of undertaking and certificates of entry evidencing the Insurances covering the Vessel;
(xvi)written advice from the Borrower’s insurance brokers of the Insurances currently in place with respect to the Vessel and of the amount of coverage provided;
(xvii)an agreement by the Borrower’s insurance brokers, in form and substance satisfactory to the Lender, which states that the Insurances of the Vessel and the claims thereunder will not be affected by non-payment of premiums on any other insurances;

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(xviii)a copy of the current Confirmation of Class for the Vessel; and
(xix)copies of the Appraisals, showing the Vessel as having an aggregate Fair Market Value in excess of USD $17,800,000;
(c)the Borrower shall have paid in full all fees and expenses (including the Structuring Fee and the fees and expenses due to the Lender’s counsel) due by it in connection with this transaction;
(d)no law, regulation or ruling (including, without limitation, any Sanctions laws and regulations applicable to the Lender) shall prevent the Lender from entering into the transactions contemplated hereby or shall affect the ability of the Borrower to perform any of its obligations hereunder or under each of the other Loan Documents to which it is a party;
(e)no Default or Event of Default shall have occurred and be continuing; and
(f)the Lender shall have received opinions from counsel to the Borrower and Guarantors, in form and substance acceptable to it, covering, among other things, such parties’ status and in good standing under the laws of jurisdiction of its incorporation or formation, the Borrower’s eligibility to operate the Vessel under Panamanian flag, the parties’ due authorization, execution and delivery of each of the Loan Documents to which they are parties, the enforceability of such Loan Documents and the perfection of all liens and security interests granted by the Borrower and others to the Lender hereunder and thereunder.
SECTION V.02.Conditions Subsequent.
“ .
(a)Within thirty (30) days after the date of this Agreement, the Borrower shall cause Bulk Fleet to deliver to the Lender (a) evidence that Stock Pledge Agreement and the charge over the Pledged Shares has been duly registered with the Registrar of Companies in Bermuda, and (b) an opinion of the Borrower’s Bermuda counsel confirming the placing of such charge and the enforceability thereof against Bulk Fleet. In addition, as soon as practical, the Borrower shall deliver to the Lender a copy, signed by the master of the Vessel, to the effect that a copy of the recorded Mortgage against the Vessel, together with the Notice of Mortgage referenced therein, has been placed in the master’s cabin aboard the Vessel.
(b)In addition, within one hundred twenty (120) days after the date of this Agreement, the Borrower shall cause title to the Vessel to be permanently registered in its name and the Mortgage to be permanently recorded, in each case under the laws of the Republic of Panama.
ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF BORROWER
“ OF BORROWER
SECTION VI.01.Representations and Warranties. The Borrower hereby represents and warrants to the Lender that as of the date hereof:

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“ . The Borrower hereby represents and warrants to the Lender that as of the date hereof:
(a)Organization and Status. It is a company duly incorporated or formed and validly existing and in good standing under the laws of The Republic of the Marshall Islands and is duly qualified and authorized to transact business as a foreign corporation in good standing whenever necessary to carry on its present business and operations, except where, in each case, the failure to be so qualified or be so licensed or be in good standing could not reasonably be expected to have a Material Adverse Effect. There are no proceedings or actions pending or contemplated by the Borrower, or to the knowledge of the Borrower contemplated by any third party, seeking to adjudicate the Borrower a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or for the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial portion of its property or assets.
(b)Company Power and Consent. It has the full power and authority (corporate and otherwise) to enter into, execute and deliver, and to perform its obligations under, this Agreement and each of the other Loan Documents to which it is a party and has the requisite power and authority to own, operate and mortgage the Vessel. It has taken all action, and no consent of any Person is required, for: (i) it to own or lease or operate its properties and to carry on its business as now conducted or as proposed to be conducted, (ii) it to execute each of the Loan Documents to which it is a party, including, but not limited to, the Time Charter to which it is a party, (iii) it to comply with its obligations under each such Loan Documents, (iv) it to grant the security interests granted by it pursuant to each of the Loan Documents to which it is a party, (iv) the perfection or maintenance of the security interests created by the Loan Documents, and (vi) the exercise by the Lender of its rights under the various Loan Documents or the remedies in respect of the Collateral granted pursuant to the Loan Documents, except, in each case, for consents which have been duly obtained, taken, given or made and are in full force and effect.
(c) Authorization. It has duly authorized by all requisite action (corporate and otherwise) the execution, delivery and performance of each of the Loan Documents to which it is a party, and the execution, delivery and performance by it of such Loan Documents will not violate any provision of law, any order of any court or other agency of government, its organizational documents, or any indenture, agreement or other instrument to which it is a party, or by which it or any of its property or assets is bound, or be in conflict with, result in a breach of, or constitute (with due notice or lapse of time, or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of its property or assets except as otherwise permitted, required or contemplated by the Loan Documents. The Loan Documents constitute its legal, valid and binding obligations, enforceable against it, in accordance with the respective terms thereof.
(d)Litigation. There are no actions, suits or proceedings pending or threatened against or affecting it or its property at law, in equity or in admiralty, or before or by any governmental or regulatory authority, domestic or foreign, which either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect. It is not in default with respect to any order, writ, injunction, decree or demand of any court, tribunal or governmental authority, domestic or foreign.
(e)Financial Condition. There has been no material adverse change in its financial condition, operations or affairs as reflected in the most recent financial statements delivered to the Lender.

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All such financial statements, if any, information and other data furnished by or on its behalf to the Lender was true and accurate in all material respects at the time it was given.
(f)No Sovereign Immunity. It is subject to private commercial law and to suit in connection with matters relating to this Agreement, the Note and the other Loan Documents, and neither it nor any of its property or assets has any right to immunity from suit or attachment on the grounds of sovereignty or on any other grounds. The execution, delivery and performance of this Agreement, the Note and the other Loan Documents constitute its commercial acts, which are related to its commercial activities.
(g)Tax Returns. It has filed, or has caused to have been filed, all tax returns which are required to be filed, and has paid, or caused to have been paid, all taxes as shown on such returns or on any assessment received by it, to the extent that such taxes have become due, unless and to the extent only that such taxes, assessments and governmental charges are currently being contested in good faith and by appropriate legal proceedings being diligently pursued and adequate reserves therefor have been established as required under GAAP, applied on a consistent basis.
(h)Compliance with Law; Licenses and Permits. It is not in violation of any law, ordinance, governmental rule or regulation to which it is subject, and it has obtained all licenses, permits, franchises or other governmental authorizations necessary for the ownership of its properties and assets and the conduct of its business, in each case such that there will not be any Material Adverse Effect. It has been issued all required permits, licenses, certificates and approvals of all governmental and regulatory authorities under all applicable laws that are material and necessary for the ownership or operation of its assets (including the Vessel), and all such permits, licenses, certificates and approvals are currently in full force and effect.
(i)Title to Assets. It owns or, after giving effect to the transactions contemplated hereby, will own all of its properties and assets (including, without limitation, the Vessel), both tangible and intangible, of any nature whatsoever, free and clear of liens and other encumbrances, other than Permitted Liens.
(j)Principal Place of Business; Tradenames. The address of Phoenix Bulk Carriers (US) LLC stated in Section 9.02 hereof is the principal place of business and chief executive office; and it does not conduct business under any trade, assumed or fictitious names.
(k)Margin Stock. None of the proceeds from the Loan will be used, directly or indirectly, by it for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any indebtedness that was originally incurred to purchase or carry, any Margin Stock, or for any other purpose that might make the transactions contemplated herein a “purpose credit” within the meaning of said Regulation U, or cause this Agreement to violate any other regulation of the Board of Governors of the Federal Reserve System or the Securities Exchange Act of 1934, as amended, or the Small Business Investment Act of 1958, as amended, or any rules or regulations promulgated under any of such statutes.
(l)ERISA. Neither it or Pangaea maintains any Plan, Multiemployer Plan or Foreign Pension Plan, except as identified on Schedule 6.01(k).
(m)ISM Code and ISPS Code Compliance. It has obtained or will obtain or will cause to be obtained all necessary ISM Code Documentation and ISPS Code Documentation in connection with the Vessel and its operations and will be, or will cause, the Vessel and the relevant Approved Manager to be in full compliance with the ISM Code and the ISPS Code.

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(n)Validity and Completeness of Time Charter. The Time Charter constitutes its valid, binding and enforceable obligation and that of the Time Charterer party thereto in accordance with the terms thereof. The copy of the Time Charter delivered by it to the Lender is a true and complete copy thereof and no amendments or additions to such Time Charter have been agreed to nor has it or the Time Charterer party thereto waived any of their respective rights under such Time Charter, in each case that would be adverse in any material respect to the Lender.
(o)Compliance with Environmental Laws. Except to the extent the following could not reasonably be expected to have a Material Adverse Effect, (i) its operations and properties comply with all applicable laws and regulations, including, without limitation, Environmental Laws, all necessary Environmental Permits have been obtained and are in full force and effect for its operations, and (ii) neither it nor any of its subsidiaries or Affiliates has been notified in writing that it is potentially liable for any remedial costs with respect to the treatment, storage, disposal, release, arrangement for disposal or transportation of any Environmentally Sensitive Material, except for costs incurred in the ordinary course of business with respect to the treatment, storage, disposal or transportation of such Environmentally Sensitive Material.
(p)Ownership Structure. It has no subsidiaries. All of its Equity Interests have been validly issued, are fully paid, non-assessible and free and clear of all liens and other encumbrances (other than that in favor of the Lender) and are owned by Bulk Fleet.
(q)Investment Company, Public Utility, Etc.. It is not (i) an “investment company”, or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended, or (ii) a “public utility” within the meaning of the United States Federal Power Act of 1920, as amended.
(r)Sanctions. It is not located in a country or territory that is subject of Sanctions, is not a Prohibited Person, is not owned or controlled by, or acting directly or indirectly on behalf of or for the benefit of, a Prohibited Person and does not own or control a Prohibited Person and, to the best of its knowledge, no director, officer, employee, agent, Affiliate or representative of it is currently the subject of Sanctions. No proceeds of the Loan shall be made available, directly or indirectly, to or for the benefit of a Prohibited Person or otherwise shall be, directly or indirectly, applied in a manner or for a purpose prohibited by Sanctions.
(s)No Money Laundering. It hereby confirms that, with respect to its borrowing hereunder and the transactions contemplated hereby, it is acting for its own account, it will use the proceeds of the Loan solely for the purposes set forth herein, and that the foregoing will not involve or lead to a contravention of any law, official requirement or other regulatory measure or program implemented to combat “money laundering” under any federal, state or foreign laws, including, without limitation, the PATRIOT ACT and the Bank Secrecy Act.
(t)UCC Filing. For purposes of the UCC, except for the offices of Phoenix Bulk Carriers (US) LLC, it has no place of business in the United States of America, the District of Columbia, the United States Virgin Islands, or any territory or insular possession subject to the jurisdiction of the United States of America or any state thereof.
(u)Submission to Jurisdiction and Choice of Law. Under the laws of the Republic of the Marshall Islands, the choice of New York law to govern this Agreement and the other Loan Documents to which New York law is applicable, is valid and binding. The submission by it to the

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jurisdiction of the New York state courts and the U.S. Federal court sitting in New York County is valid and binding and not subject to revocation, and service of process effected pursuant to Section 9.04 hereof will be effective to confer personal jurisdiction over it in such courts.
(v)Recitals. The Recitals to this Agreement are true and accurate in each and every respect and are incorporated by reference herein.
(w)Solvency. It is currently Solvent and, after giving effect to the transactions contemplated hereby and by the other Loan Documents, it will remain Solvent as a result thereof. It is and will be able to pay its debts as they become due, and it has and will have sufficient capital to carry on its business as now conducted and as proposed to be conducted.
ARTICLE VII

COVENANTS OF BORROWER
“
SECTION VII.01.Affirmative Covenants. Until all the Borrower’s Obligations hereunder and under each of the other Loan Documents have been indefeasibly paid in full or otherwise satisfied in full, the Borrower hereby agrees that:
“ . Until all the Borrower’s Obligations hereunder and under each of the other Loan Documents have been indefeasibly paid in full or otherwise satisfied in full, the Borrower hereby agrees that:
(a)Books and Records; Separate Accounts. The Borrower shall keep separate and proper books and records and accounts in which full and materially correct entries shall be made of all financial transactions and the assets and business of the Borrower in accordance with GAAP and the Lender shall have the right to examine the books and records of the Borrower wherever the same may be kept from time to time as it sees fit, in its sole discretion, or to cause an examination to be made by a firm of accountants selected by it; provided that any examination shall be done without undue interference with the day-to-day operations of the Borrower. The Borrower shall keep separate accounts and shall not co-mingle its assets with that of any other Person.
(b)Financial Statements. The Borrower shall prepare and deliver, or shall cause to be prepared and delivered, to the Lender:
(i)    as soon as practicable, but not later than one hundred twenty (120) days after the end of each Fiscal Year, an unaudited balance sheet as of the end of such period and the related statements of profit and loss and changes in financial position of the Borrower, each in respect of such Fiscal Year, in reasonable detail and prepared in accordance with GAAP; and
(ii)    such other financial statements, annual budgets and projections as may be reasonably requested by the Lender, each to be in such form as the Lender may reasonably request.
(c)Provision of Other Information. The Borrower will, as soon as practicable after receiving the request, provide the Lender with any additional financial information or other information relating to the Borrower or the Time Charterer or any other matter relevant to, or to any provision of, a Loan Document, which may be requested by the Lender at any time.

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(d)Notification of Defaults, Etc. The Borrower shall promptly notify the Lender upon becoming aware of (i) any Event of Default or Default or any other event (including any litigation) which might adversely affect its ability or the Time Charterer’s ability to perform its obligations under the Time Charter, (ii) any default, or any interruption in the performance by any party to the Time Charter including, but not limited to, any off-hire in excess of 96 hours, (iii) a Major Casualty, and (iv) of any Default or Event of Default under this Agreement.
(e)Existence. The Borrower shall continue, and shall cause each Guarantor to continue, to maintain its existence in good standing and qualifications to do business in good standing where required and shall not, without the Lender’s prior written consent, dissolve or otherwise dispose of all or substantially all of its assets, in one transaction or a series of transactions.
(f)Domicile. The Borrower is, and at all times during the term hereof, shall remain eligible to register the Vessel owned by it under Panamanian flag.
(g)Use of Proceeds. The Borrower shall use the proceeds from the Loan solely for the purposes specified in the Recitals, and for no other purposes.
(h)Payment of Taxes. The Borrower shall pay and discharge, and cause each Guarantor to pay and discharge, all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except that it will not be required to pay any such tax, assessment, charge or levy, the payment of which is being contested in good faith and by proper and diligent legal proceedings, so long as none of its assets have been attached or arrested, or, if attached or arrested, such attachment or arrest has been fully bonded and fully lifted.
(i)Compliance with Laws Generally. The Borrower shall comply, and shall cause each Guarantor to comply, with the requirements of all applicable laws, rules, regulations and orders of any court, governmental authority or regulatory agency having jurisdiction over it or its property, except where failure to so comply could not reasonably be expected to have a Material Adverse Effect.
(j)Litigation. The Borrower shall promptly inform, and shall cause each Guarantor to promptly inform, the Lender of any pending or threatened litigation involving it, where the amount claimed exceeds $300,000 in the case of the Borrower or could reasonably be expected to have a Material Adverse Effect in the case of any Guarantor, and of any other event, condition or occurrence which, to the best of its knowledge and belief, might adversely affect or prejudice the timely repayment of the Loan and/or the performance of its obligations under the Guarantee (as the case may be).
(k)Financial Responsibility. The Borrower shall comply with and satisfy all of the provisions of any applicable law, regulation, proclamation or order concerning financial responsibility for liabilities imposed on it or the Vessel with respect to pollution. including, without limitation, the International Convention of Maritime Pollution of 1973, the International Convention for the Safety of Life at Sea of 1974, the U.S. Water Pollution Act, as amended by the Water Pollution Control Act Amendment of 1972, the U.S. Oil Pollution Act of 1990, as the same may be amended from time to time, and will maintain all certificates or other evidence of financial responsibility as may be required by any such law, regulation, proclamation or order with respect to the trade in which the Vessel from time to time engages or the cargoes carried by it.

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(l)Conduct of Business. The Borrower shall conduct business only in connection with, or for the purpose of, owning and chartering the Vessel. The Borrower shall conduct business in its own name and observe all corporate and other formalities required by its organizational documents.
(m)Change of Place of Business. The Borrower shall notify the Lender promptly of any change in the location of the place of business where it conducts its affairs and keep its books and records.
(n)Pollution Liability. The Borrower shall take, or cause to be taken, such actions as may be reasonably required to mitigate potential liability to it arising out of Environmental Incidents or as may be reasonably required to protect the interests of the Lender with respect thereto.
(o)Subordination of Loans. The Borrower shall cause all loans made to it by any Affiliate, parent or subsidiary or any Guarantor, and all sums and other obligations (financial or otherwise) owed by it to any Affiliate, parent or subsidiary or to an Approved Manager or any Guarantor to be fully subordinated, in form and substance acceptable to the Lender, to the Borrower’s Obligations to the Lender.
(p)Sanctions. The Borrower shall, to the best of its knowledge and ability, ensure that (i) it is not owned or controlled by, or acting directly or indirectly on behalf of or for the benefit of, a Prohibited Person and does not own or control a Prohibited Person, and (ii) no proceeds of the Loan shall be made available, directly or indirectly, to or for the benefit of, a Prohibited Person or otherwise shall be, directly or indirectly, applied in a manner or for a purpose prohibited by Sanctions.
(q)Pension Plans. Promptly upon the establishment of a Plan, Multiemployer Plan or Foreign Pension Plan by the Borrower or Pangaea, the Borrower shall furnish, or cause to be furnished, to the Lender written notice thereof and, if requested by the Lender, a copy of such Plan, Multiemployer Plan or Foreign Pension Plan.
(r)Shareholder and Creditor Notices. The Borrower shall send to the Lender, at the same time as they are sent, copies of all notices and other communications which are sent to its shareholders (or equivalent) or any class of them or its creditors.
(s)Beneficial Ownership Certification. The Borrower shall upon request of the Lender complete and tender to the Lender a beneficial ownership certification or other documents in order for the Lender to comply with all necessary “know your customer” or other similar checks under all applicable laws and regulations.
(t)Inspection Reports. The Borrower shall deliver, or cause to be delivered, to the Lender any report prepared by an independent inspector jointly appointed by the Borrower and the Time Charterer in respect of the Vessel.
(u)Minimum Liquidity. The Borrower shall at all times maintain on deposit in its Earnings Account not less than USD $375,000.
(v)Financial Covenants. Pangaea and its subsidiaries, on a consolidated basis, shall maintain as of the end of each fiscal quarter based on a rolling four (4) quarter basis:
(i)    a maximum Leverage Ratio of not more than 2:00 to 1.00; and

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(ii)    a Debt Service Coverage Ratio of not more than 1.15 to 1.00.
    In addition, Pangaea and its subsidiaries, on a consolidated basis, shall maintain as of the end of each fiscal quarter:
(i)    a minimum Tangible Net Worth of not less than USD $50,250,000; and
(ii)    a minimum liquidity in Free Cash of not less than USD $18,000,000.
(w)Insolvency. The Borrower shall provide, and shall cause each Guarantor to provide, the Lender with written notice of the commencement of proceedings by or against it, under the applicable bankruptcy laws or other insolvency laws (as now or hereafter in effect), involving it, as a debtor.
(x)Insurances. At all times during the term hereof, the Borrower shall, at its own cost and expense, obtain and keep the Vessel insured against the risks described below:
(i)hull and machinery risks, plus freight interest and hull interest and any other usual marine risks such as excess risks on full conditions as per Institute Time Clauses Hull (1/10/83), or American Institute Hull Clauses (June 2, 1977) or other conditions approved by the Lender insuring the Vessel against the usual risks, including collision and liability, for an agreed value of not less than 110% of the outstanding principal balance of the Loan plus all accrued but unpaid interest thereon from time to time, with deductibles acceptable to the Lender;
(ii)full protection and indemnity risks (including liability for oil pollution and excess war risk P&I cover), on terms and conditions as per the rules of a protection and indemnity club that is a member of the International Group of P&I Clubs, or equivalent cover acceptable to the Lender, providing for liability cover at levels acceptable to the Lender for any one accident or occurrence in a maximum aggregate amount not less than $3,000,000,000 for general liability and $1,000,000,000 for oil pollution liability;
(iii)war risks (including the London Blocking and Trapping addendum or similar arrangement), for an agreed value of not less than 110% of the outstanding principal balance of the Loan plus all accrued but unpaid interest thereon from time to time, with deductibles acceptable to the Lender;
(iv)freight, demurrage and defense risks;
(v)risks covered by mortgagee’s political risks/rights;
(vi)risks covered by mortgagee’s interest insurance;
(vii)risks covered by mortgagee’s interest additional perils (pollution); and
(viii)any other risks against which the Lender considers, having regard to practices and other circumstances prevailing at the relevant time, it would in its opinion be reasonable for the Borrower to insure and which are specified by the Lender by notice to the Borrower (such as political risks and mortgage rights insurance).

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All such Insurances shall be effected in Dollars, on terms approved by the Lender, through approved brokers and with approved insurance companies and/or underwriters having a rating by AM Best of not less than “A-1” or, in the case of war risks and protection and indemnity risks, in approved war risks and protection and indemnity risk associations that are members of the International Group of P&I Clubs.
In addition, the Borrower shall ensure that the foregoing Insurances affected by it shall:
(i)in the case of hull and machinery and war risks, name the Lender as sole loss payee;
(ii)in the case of protection and indemnity risks, name the Lender as a joint member, with full waiver of rights of subrogation against the Lender;
(iii)provide that all payments by or on behalf of the insurers to the Lender be made without setoff, counterclaims or deductions of any kind whatsoever;
(iv)provide that such Insurances shall be primary without right of contribution from other insurances which may be carried by the Lender;
(v)provide that the Lender may make proof of loss if the Borrower fails to do so; and
(vi)provide that the deductible on the hull and machinery and hull war risk insurance does not exceed USD $500,000.
The Borrower shall ensure that all approved brokers provide the Lender with pro forma copies of all policies and cover notes which they are to affect or renew and of a letter of undertaking, in form acceptable to the Lender that:
(i)they will have endorsed on each policy, immediately upon issue, a loss payable clause and a notice of assignment in accordance with the requirements of the Assignment of Insurances;
(ii)they will hold such policies, and the benefit of such Insurances, to the order of the Lender in accordance with said loss payable clause;
(iii)they will advise the Lender immediately of any material changes to the terms of such Insurances or if they cease to act as brokers;
(iv)they will notify the Lender, not less than fourteen (14) days before expiry of such Insurances, in the event of their not having received notice of renewal instructions from the Borrower or its agents and, in the event of their receiving instructions to renew, they will promptly notify the Lender of the terms of such instructions; and
(v)they will not setoff against any sum recoverable in respect of a claim relating to the Vessel any premiums or other amounts due to them or to any other Person whether in respect to the Vessel or otherwise, that they waive any lien on the policies, or any sums received under them, which they might have in respect of such premiums or other amounts, and that they will not cancel such Insurances by reason of non-payment of such premiums or other

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amounts, and will arrange for a separate policy to be issued in respect of the Vessel forthwith upon being so requested to do so by the Lender.
The Borrower further agrees that it will cause any protection and indemnity and/or war risks association in which the Vessel is entered provides the Lender with: (i) a copy of the certificate of entry for the Vessel, (ii) a letter or letters of undertaking in such form acceptable to the Lender, and (iii) a copy of the certificate of financial responsibility for pollution by oil or other Environmentally Sensitive Material issued by the relevant certifying authority in relation to the Vessel.
The Borrower shall punctually pay all premiums or other sums payable in respect of such Insurances and produce all relevant receipts when so required by the Lender. The Borrower shall ensure that any guarantees required by a protection and indemnity or war risks association are promptly issued and remain in full force and effect. The Borrower shall not settle, compromise or abandon any claim under such Insurances for Total Loss or for a Major Casualty, and shall do all things necessary and provide all documents, evidence and information to enable the Lender to collect and recover all moneys which at any time become payable in respect of such Insurances.
The Lender shall be entitled from time to time to effect, maintain and renew (i) mortgagee’s interest insurance, (ii) mortgagee’s interest additional perils insurance and/or (iii) mortgagee’s political risks/rights insurance in such amounts (up to 110% of the Loan), on such terms, through such insurers and generally in such manner as the Lender may from time to time consider appropriate and the Borrower shall upon demand fully indemnify the Lender in respect of all premiums and other expenses which are incurred in connection therewith.
The Vessel shall not carry any cargoes nor proceed into any area then excluded by trading warranties under the abovereferenced insurance policies without first obtaining any necessary additional coverage, satisfactory in form and substance, and evidence of which shall be furnished, to the Lender. All Insurances shall be in form and with companies reasonably satisfactory to the Lender. As set forth above, all Insurances for loss or damage to the Vessel shall provide that losses, if any, shall be payable to the Lender for distribution by it to itself and the Borrower, as their respective interests may appear. Notwithstanding the foregoing, in the case of any loss (other than a Total Loss) or damage to the Vessel, the underwriters may, so long as they have not been notified by the Lender that an Event of Default has occurred and is continuing and upon receipt of evidence satisfactory to them of the completion of such repairs or other charges, pay directly for the repair, salvage or other charges involved or, if the Borrower shall have first fully repaired the damage and/or paid all of the salvage or other charges, may pay the Borrower as reimbursement therefore; provided, however, that if such damage involves a loss in excess of USD $500,000, the underwriters shall not make such payment without first obtaining the written consent thereto of the Lender. All Insurance with respect to protection and indemnity risks may be paid directly to the Person to whom any liability covered by such Insurance has been incurred or, if previously paid by the Borrower and provided no Event of Default shall then exist, to the Borrower to reimburse it for any loss or expense incurred by it. Any loss covered by this paragraph which is paid to the Lender but which might have been paid, in accordance with the provisions of this paragraph, directly to the Borrower or others, shall be paid by the Lender to, or as directed by, the Borrower and all other payments to the Lender of losses covered by this paragraph shall be applied by the Lender towards payment of the Borrower’s Obligations, as the Lender, in its sole discretion, sees fit. Upon the request of the Lender, the Borrower shall furnish to the Lender a detailed report signed by a firm of marine insurance brokers satisfactory to the Lender as to the Insurances maintained in respect of the Vessel. Each insurer shall agree, by endorsement upon the policy or policies issued by it, or by independent instrument furnished to the Lender, that (i) it will give the Lender at least fourteen (14) days’

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prior written notice of the effective date of any material alteration, cancellation or non-renewal of such policy or policies; and (ii) the Insurances as to the interest of any named loss payee other than the Borrower shall not be invalidated by any actions, inactions, breach of warranty or condition or negligence of the Borrower with respect to such policy or policies.
Upon the occurrence of: (i) the actual or constructive total loss or compromised, agreed or arranged total loss of the Vessel; or (ii) the loss, theft or destruction of the Vessel or damage thereto to such extent as shall make repair thereof uneconomical or shall render the Vessel permanently unfit for normal use for any reason whatsoever; or (iii) the requisition of title to or other compulsory acquisition of the Vessel (otherwise than by requisition for hire); or (iv) the capture, seizure, arrest or detention of the Vessel by any government or by persons acting or purporting to act on behalf of any government (as established to the reasonable satisfaction of the Lender), unless the Vessel shall be released from such capture, seizure, arrest or detention within one (1) month after such occurrence but in all events prior to the maturity of the Loan (any such occurrence being herein referred to as a “Total Loss”), while any amount due hereunder is outstanding, the Borrower shall give prompt notice thereof to the Lender. Upon receipt of such notice, the Lender shall apply all insurance proceeds received by it toward prepayment of the Loan in accordance with the terms hereof and, the balance thereof, if any, promptly paid to the Borrower or whomever else shall be entitled thereto.
The Borrower agrees that the Vessel shall be operated within the confines of the cover provided by all Insurances. The Borrower further agrees that they will not make, do, consent or agree to any act or omission which would or could render any Insurance covering the Vessel invalid, void, voidable, or unenforceable or render any sum payable thereunder repayable in whole or part. The Borrower further covenants to (i) make no changes regarding the management of the Vessel without the prior written consent of the Lender; and (ii) make all insurance premium payments when due. The Borrower shall be responsible for pursuing all claims under the Insurances indicated above, and take such actions as may be necessary to satisfy all insurers’ inquiries.
(y)Additional Vessel Covenants. With respect to the Vessel, the Borrower hereby covenants and agrees:
(i)to keep the Vessel duly registered under the laws and flag of the Republic of Panama;
(ii)to not do, omit to do or allow to be done, anything as a result of which such registration might be cancelled or imperiled;
(iii)to not change the name or port of registry of the Vessel;
(iv)to provide to the Lender forthwith copies of all material notices and information received by it in relation to the Vessel, her Earnings and Insurances, or operations unless such notices or information state they have been provided directly to the Lender;
(v)to assign and provide that any Requisition Compensation is applied in accordance with the provisions of the Mortgage as if received on the basis of a sale of the Vessel;
(vi)to keep the Vessel free and clear of all liens, charges, mortgages and encumbrances, other than (1) liens in favor of the Lender, (2) liens for current crew’s wages, general average and salvage (including contract salvage), (3) liens incurred in the ordinary course of business for repairs, supplies, bunkers, services, wharfage, harbor dues and canal tolls that are

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repayable in accordance with customary trade terms but in no event later than sixty (60) days from date of incurrence unless the same are being contested in good faith through legal proceedings being diligently pursued and for which appropriate reserves have been set aside in accordance with GAAP, (4) liens for personal injury sustained aboard the Vessel which are wholly insured and which are being contested in good faith by appropriate legal proceedings being diligently pursued and pending resolution thereof could not reasonably be expected to result in sale, forfeiture or loss of the Vessel and liens permitted by the Mortgage, and (5) liens for taxes not yet due and payable which are being contested in good faith through legal proceedings being diligently pursued and for which appropriate reserves have been set aside in accordance with GAAP (collectively, “Permitted Liens”), and not to pledge, charge, assign or otherwise encumber (in favor of any Person other than the Lender) the Earnings or Insurances of the Vessel, or to suffer the creation of any such pledge, charge, assignment or encumbrance as aforesaid to or in favor of any Person other than the Lender;
(vii)without the prior written consent of the Lender (and then only subject to such terms as the Lender may impose), not to sell the Vessel (unless the Lender shall have been paid in full all amounts payable under Section 3.03(b)(i) of this Agreement, in which case no consent shall be required);
(viii)to pay to the Lender on demand all moneys, together with interest thereon at the Default Rate, (including, but not limited to, reasonable fees of counsel) whatsoever which the Lender shall or may reasonably expend, be put to or become liable for which arise from the protection, maintenance or enforcement of the security created by this Agreement, the Mortgage or any other Loan Document or arise from the reasonable exercise by the Lender of any of the powers vested in it hereunder or thereunder;
(ix)to comply with and satisfy all the requisites and formalities established by the laws of the Republic of Panama to establish and maintain the Mortgage as a legal, valid, binding and enforceable first preferred mortgage lien upon the Vessel and to furnish to the Lender from time to time such proofs as the Lender may reasonably request so that it may be satisfied with respect to the compliance by the Borrower with the provisions of this subsection;
(x)not to make, or permit to be made, any substantial change in the structure, type or speed of the Vessel unless it shall have received the Lender’s prior written approval;
(xi)not to cause or permit the Vessel to be operated in any manner contrary to applicable law, rule or regulation, not to abandon the Vessel in a foreign port, not to engage in any unlawful trade or violate any law or carry any cargo that will expose the Vessel to penalty, expropriation, nationalization, confiscation, forfeiture or capture, and not to do, or suffer or permit to be done, anything which can or may injuriously affect the registration of the Vessel or its qualification to be documented under the laws and regulations of the Republic of Panama. The Borrower shall not enter into (1) any bareboat or demise charter or (2) any time or voyage charter (other than the Time Charter) having a duration of twelve (12) months or more (including all renewals), in each case without the prior written consent of the Lender (which consent shall not be unreasonably withheld and may be contingent upon, among other things, (i) a review of existing insurance and additional insurance to be carried to cover attendant risks, and the Borrower’s carrying of such insurance as may be satisfactory to the Lender in its sole discretion, and (ii) any such charter or contract being subject and subordinate to the provision of the

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Mortgage; provided that any consent pursuant to the terms of this subsection to any sale, transfer or charter shall not be construed to be a waiver of this provision with respect to any subsequent proposed sale, transfer or charter; and any such sale, transfer or charter shall be subject to the provisions of the Mortgage and the lien thereof);
(xii)if a libel or complaint be filed against the Vessel or the Vessel be otherwise attached, levied upon or taken into custody by virtue of any legal proceeding in any court, to promptly notify the Lender by telecopy, confirmed by letter, to the Lender, and within fifteen (15) days after the Borrower receive notice of such event to cause the Vessel to be released and all liens thereon, other than Permitted Liens, to be discharged and to promptly notify the Lender thereof in the manner aforesaid; and the Borrower shall notify the Lender within two (2) Business Days of any average or salvage incurred by the Vessel;
(xiii)at all times and without cost or expense to the Lender maintain and preserve, or cause to be maintained and preserved, the Vessel and all her equipment, outfitting and appurtenances, tight, staunch, strong, in good condition, working order and repair and in all respects seaworthy and fit for its intended service, ordinary wear and tear alone excepted; and covenants that it shall at all times comply with all applicable laws, treaties and conventions, and rules and regulations to which the Republic of Panama is a party and of any jurisdiction where the Vessel operates and shall have on board as and when required thereby valid certificates showing compliance therewith. To the extent applicable, the Borrower shall comply or procure compliance with the ISM Code and the ISPS Code, and will furnish to the Lender on demand true and complete copies of the Vessel’s Document of Compliance, Safety Management Certificate and such other ISM Code Documentation and ISPS Code Documentation as the Lender may reasonably request in writing;
(xiv)at all reasonable times and upon prior reasonable notice to the Borrower, the Borrower shall afford, or cause to be afforded, the Lender and its authorized representative full and complete access to the Vessel for the purpose of inspecting the Vessel and her papers (provided such access does not interfere with the normal day-to-day operation of the Vessel) and, at the request of the Lender, the Borrower shall deliver for inspection copies of any and all contracts and documents relating to the Vessel, whether on board or not;
(xv)to instruct the Classification Society and procure that the Classification Society undertakes to send to the Lender, following its receipt of a written request from the Lender, certified true copies of all original class records held by the Classification Society in respect of the Vessel and to allow the Lender (or its agents) at any time and from time to time to inspect such class records either (i) electronically (through the Classification Society directly or by way of indirect access via the Borrower’s account manager and designating the Lender as a user or administrator of the system under their accounts), or (ii) in person at the offices of the Classification Society, and to take copies of them electronically or otherwise;
(xvi)at its sole expense, to submit the Vessel regularly to all periodic or other surveys which may be required for classification purposes and, if so required by the Lender, provide the Lender with copies of all survey reports;
(xvii)to not remove any material part of the Vessel or any item of equipment installed on the Vessel unless the part or item which is in the same or better condition as the part or items removed, is free of liens and encumbrances or any right in favor of any Person other than

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the Lender or becomes upon installation the property of the Borrower and subject to the security constituted by the Mortgage, provided that the Borrower may install and remove equipment owned by a third party if the equipment can be removed without any risk of damage to the Vessel;
(xviii)to promptly provide the Lender with any information it requests relating to the Vessel, its employment, position and engagements, its Earnings and payments and amounts due to the Vessel’s master and crew, any expenses incurred or likely to be incurred in connection with the operation, maintenance and/or repair of the Vessel, any towages and salvages, the Borrower’s, the Approved Managers’ and the Vessel’ compliance with the ISM Code and the ISPS Code, and, upon request of the Lender, provide copies of the Borrower’s or the Approved Managers’ Document of Compliance;
(xix)to notify the Lender by fax or email, confirmed forthwith by letter of (1) any casualty which is or is likely to become a Major Casualty, (2) the occurrence of any event which has become, or is likely to become, a Total Loss, (3) any intended drydocking of the Vessel, (4) any requirement or condition made by any insurer or Classification Society or other competent authority having jurisdiction over the Vessel which is not immediately complied with, (5) any Environmental Claim made against Borrower or any Environmental Incident, and (6) any claim for breach of the ISM Code or ISPS Code made against the Borrower, any Approved Manager or the Vessel;
(xx)to not to deactivate or lay up the Vessel;
(xxi)to not change the Classification Society;
(xxii)to not permit the Vessel to carry nuclear waste or material; and
(xxiii)to not enter into any agreement or arrangement for the sharing of any Earnings.
(z)Drydocking of Vessel. If, upon inspection of the Vessel by the Lender (or its agents) the Lender shall discover that the Vessel is in a condition of disrepair, the Lender shall have the right to call for the repair of the Vessel within thirty (30) days of the discharge of the cargo then on board, and if the repairs required the Vessel to be drydocked as determined by the Classification Society, the Vessel shall be drydocked within thirty (30) days of the discharge of the cargo then on board, or such later time consistent with the Classification Society’s rules, such repairs and drydocking to be at the Borrower’s sole cost and expense and to the satisfaction of the Lender.
(aa)Notice of Mortgage. The Borrower shall place a certified copy of the Mortgage, together with notice thereof, on board the Vessel and, within thirty (30) days of the date hereof, shall furnish the Lender with a copy of the Master’s signed receipt therefor, in form and substance satisfactory to the Lender.
(ab)Indemnity. The Borrower hereby agrees to indemnify, defend and hold harmless all Indemnified Parties (as defined below), on an after-tax basis, from and against any and all liabilities, causes of action, claims, suits, penalties, damages, losses, costs or expenses (including reasonable attorneys' fees), obligations, demands and judgments (collectively, a “Liability”) arising out of or in any way related to: (a) this Agreement or any of the other Loan Documents or the performance, breach (including any Default or Event of Default) or enforcement of any of the terms hereof or thereof, (b) the

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breach of any representation, warranty or covenant made by the Borrower under the Loan Documents, (c) the Vessel or any of the other Collateral given as security for the Borrower’s obligations, or (d) injury to persons, property or the environment including any Liability based on strict liability in tort, negligence, breach of warranties or the Borrower’s failure to comply fully with applicable law or regulatory requirements; provided that the foregoing indemnity shall not apply to the extent any Liability arises solely from the gross negligence or willful misconduct of such Indemnified Party. The indemnity contained in this Section shall survive the termination of this Agreement, payment of any amounts due hereunder or under the other Loan Documents and assignment of any rights hereunder. The Borrower may participate at its expense in the defense (if applicable) of any Liability. As used herein, the term “Indemnified Parties” means the Lender and its successors, assigns, participants, transferees, directors, officers, employees, shareholders, servants and agents.
(ac)Collateral Maintenance Ratio. If, at any time the Lender notifies the Borrower that the Fair Market Value of the Vessel is below 125% of the outstanding principal balance of the Loan (such ratio being the “Collateral Maintenance Ratio”), the Lender shall have the right to require the Borrower to prepay (without payment of any Prepayment Fee) such part of the Loan as will eliminate the shortfall on or before the date falling one (1) month after the date on which the Lender serves such notice (the “Prepayment Date”). Any such prepayment shall be applied to the Borrower’s Obligations in the inverse order of maturity.
(ad)Appraisal of Fair Market Value. Starting after June 30, 2021, annually the Borrower shall procure and deliver to the Lender from an Approved Broker selected by the Lender a written appraisal setting forth the Fair Market Value of the Vessel as follows:
(i)    at the Borrower’s sole cost and expense to accompany each Compliance Certificate required to be delivered pursuant to Section 7.01(b)(iii) hereof; and
(ii)    at the Lender’s expense, at such other times upon request of the Lender, unless an Event of Default has occurred and is continuing, in which case the Borrower shall procure it at its own expense as often as requested;
provided that if the Borrower is not satisfied with the appraisal obtained, it may, at its own cost and expense, obtain a second appraisal from an Approved Broker selected by it and if the difference between the two (2) appraisals is 10% or less, the Fair Market Value of the Vessel shall be the average of the two (2) appraisals; provided further, if the difference between the two (2) appraisals is greater than 10%, the Lender may, at the Borrower’s sole cost and expense, obtain a third appraisal from an Approved Broker and the Fair Market Value of the Vessel shall be the average of the three (3) appraisals obtained.
SECTION VII.02.Negative Covenants. Until all of Borrower’s Obligations hereunder and under each of the other Loan Documents have been indefeasibly paid in full or otherwise satisfied, the Borrower agrees that, without the prior written consent of the Lender:
“ . Until all of Borrower’s Obligations hereunder and under each of the other Loan Documents have been indefeasibly paid in full or otherwise satisfied, the Borrower agrees that, without the prior written consent of the Lender:
(a)Indebtedness. The Borrower shall not create, incur, assume or permit to exist any indebtedness except (a) indebtedness to the Lender, (b) other indebtedness existing on the date hereof or expressly described on Schedule 7.02(a) hereof, (c) indebtedness incurred by the endorsement of negotiable instruments for deposit or collection in the ordinary course of business, (d) indebtedness

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incurred in the ordinary course of business which is unsecured and consists of open accounts extended by suppliers on normal trade terms in connection with the purchase of goods and services, (e) purchase money indebtedness including capital leases incurred for the acquisition of new hardware and software or for furniture, equipment and infrastructure, and (f) loans made to it by one of more of its Affiliates which are fully subordinated to the Borrower’s Obligations to the Lender on terms acceptable to the Lender;
(b)Liens. The Borrower shall not create, incur, assume or suffer to exist any mortgage, security interest, pledge, lien or other charge or encumbrance (including the assignment or sale of the right to receive any income) upon the Vessel or the other Collateral, other than Permitted Liens;
(c)Place of Business. The Borrower shall not change the location of its principal place of business from that set forth in Section 9.02, without giving the Lender at least thirty (30) days’ prior written notice thereof and setting forth in detail the complete address of such new place of business. In furtherance thereof, the Borrower shall file, and hereby authorizes the Lender to file on its behalf, Uniform Commercial Code financing statements, amendments or continuation statements, in form and substance satisfactory to the Lender, in such jurisdiction or jurisdictions as the Lender shall request upon demand by the Lender;
(d)Assignments. The Borrower shall not assign to any Person (other than the Lender) any of the Insurances, Earnings or Requisition Compensation of the Vessel owned by it;
(e)Character of Business. The Borrower shall not change the general character of its business from that conducted on the date hereof, or engage in any type of business not reasonably related to its business as presently or now proposed to be conducted;
(f)Financing Statements. The Borrower shall not file any amendments, corrective statements, or termination statements concerning the Collateral;
(g)Flag. The Borrower shall not change the flag of the Vessel;
(h)Sale of Vessel. The Borrower shall not sell, transfer or otherwise dispose of its interest in the Vessel unless the Borrower simultaneously complies with the provisions of Section 3.03(b)(i) above;
(i)Borrower’s Interests. The Borrower shall not issue or sell any Equity Interests or issue, sell or grant any warrants, options or convertible securities convertible into the same or enter into an agreement pursuant to which it is or may become obligated to issue more Equity Interests to any Person;
(j)Investments. The Borrower shall not make or permit to remain outstanding any loans to or investments in, any Person;
(k)Liquidation. The Borrower shall not sell, lease or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its assets or properties or take any action to liquidate, dissolve or wind up its business;
(l)Sale and Leaseback Transactions. The Borrower shall not sell or transfer any property in order to concurrently or subsequently lease as lessee such or similar property.

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(m)Changes to Fiscal Year and Accounting Policies. The Borrower shall not change its Fiscal Year or make or permit any change in its accounting policies affecting (i) the presentation of financial statements, or (ii) reporting practices, except in either case in accordance with GAAP or pursuant to the requirements of applicable laws or regulations;
(n)No Employees; VAT Group. The Borrower shall not have any employees;
(o)No Amendment to Time Charters. The Borrower shall not agree to any amendment or supplement to, or waive or fail to enforce, the relevant Time Charter or any of its provisions which could reasonably be expected to adversely affect the interests of the Lender under or in respect of the Loan Documents;
(p)Jurisdiction of Incorporation; Amendment to Organizational Documents. The Borrower shall not change the jurisdiction of its incorporation or materially amend its organizational documents;
(q)Acquisition of Capital Assets. The Borrower shall not acquire any capital assets (including any vessel other than the Vessel) by purchase, charter or otherwise; provided that nothing herein shall prevent or be deemed to prevent any capital improvements being made to the Vessel;
(r)Increases in Capital. The Borrower shall not permit an increase in its capital by way of issuance of any class or series of Equity Interests or create any new class of Equity Interests that is not subject to the existing Stock Pledge Agreement;
(s)Change of Control; Negative Pledge. The Borrower shall not permit any act, event or circumstance that would result in a Change of Control of the Borrower, and the Borrower shall not permit any pledge or assignment of its Equity Interests except in favor of the Lender.
(t)Sale of Assets; Merger. The Borrower shall not sell, transfer or lease (other than in connection with a Charter) all or substantially all of its properties and assets, or enter into any transaction of mergers or consolidation or liquidate, winding up or dissolve itself (or suffer any liquidation or dissolution); provided that the Borrower may, subject to the provisions of Section 3.03(b)(i) sell the Vessel owned by it;
(u)No Contracts Other Than in the Ordinary Course. The Borrower shall not enter into any transactions or series of related transactions with third parties other than in the ordinary course of its business;
(v)Affiliate Transactions. The Borrower shall not enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate other than on terms and conditions substantially as favorable to the Borrower as would be obtained by it at the time in a comparable arm’s-length transaction with a Person other than an Affiliate (it being understood that the Time Charter is approved for purposes of this provision); and
(w)Return of Capital Etc. The Borrower shall not return any capital to its equity holders or redeem, retire, purchase or otherwise acquire, directly or indirectly, for value, any interest of any class or series of its Equity Interests (or acquire any rights, options or warranties relating thereto but not including convertible debt) now or hereafter outstanding, or repay any subordinated loans to equity holders or set aside any funds for any of the foregoing purposes; provided that any amounts received from

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the sale of the Vessel pursuant to Section 3.03(b)(i) in excess of the amount then payable to the Lender may be paid as a dividend.
ARTICLE VIII

EVENTS OF DEFAULT; REMEDIES
“
SECTION VIII.01.Events of Default; Remedies. If any of the following events (each, an “Event of Default” and collectively, “Events of Default”) shall occur and be continuing:
“ If any of the following events (each, an “Event of Default” and collectively, “Events of Default”) shall occur and be continuing:
(a)the Borrower shall fail to make any payment as and when due under the Note;
(b)the Borrower shall fail to comply with any of the provisions of Section 7.01(b), (d), (e), (f), (g), (l), (o), (p), (s), (u), (v), (x), (y)(i) – (iii), (y)(vii), (y)(ix) – (xiii), (bb), (cc) and (dd) or Section 7.02; or
(c)the Borrower shall fail to perform or otherwise observe and comply with any of its other agreements, obligations or covenants in, or any other provisions of, the Loan Documents (other than that set forth in subparagraphs (a) and (b) above) or any certificate delivered pursuant thereto and such failure continues unremedied for thirty (30) days after giving of notice thereof by the Lender to the Borrower; or
(d)any representation or warranty made by any Obligor hereunder or by any Obligor in any of the other Loan Documents shall prove to have been untrue in any material respect on the date when made; or
(e)(i) (x) any indebtedness owed by any Obligor to the Lender or its Affiliates or (y) any indebtedness owed by (1) the Borrower to another Person, or (2) by Pangaea, any of Pangaea’s other subsidiaries or any joint venture controlled by Pangaea to another Person having an outstanding principal balance of USD $10,000,000 or more, in each case whether or not such indebtedness now exists or shall hereafter be created, is declared to be due and payable prior to its final maturity date, (ii) any such party fails to pay the principal of or interest on any such indebtedness at its final maturity date, or (iii) any other event shall occur or condition shall exist under any agreement relating to such indebtedness, if the effect of such event or condition is (i) to accelerate, or to permit the acceleration of, the maturity of such indebtedness or any such indebtedness shall be declared to be due and payable, or required to be prepaid, prior to the stated maturity thereof and such declaration is not revoked or rescinded in full, or (ii) could reasonably be expected to have a Material Adverse Effect; or
(f)one or more final judgments for the payment of money in the aggregate in excess of USD $1,000,000, in the case of the Borrower, USD $10,000,000 in the case of Pangaea, any of Pangaea’s other subsidiaries or any joint venture controlled by Pangea, or that could reasonably be excepted to have a Material Adverse Effect in the case of any other Obligor, is entered by a court of competent jurisdiction against such party and remains unsatisfied at any one time and such judgment is not covered by insurance and is not effectively stayed and remains undischarged and unbonded for a period of thirty (30) days; or

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(g)any Obligor shall (i) apply for or consent to the appointment of or the taking possession by a receiver, trustee, liquidator, assignee, custodian, sequestrator or the like of itself or of its property, (ii) fail generally or admit its inability to pay its debts as they mature, (iii) become insolvent, (iv) make a general assignment for the benefit of creditors, (v) commence a voluntary case under the bankruptcy laws of any jurisdiction, (vi) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any insolvency law or an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding or (vii) take corporate or other action for the purpose of effecting any of the foregoing; or
(h)an order, judgment, or decree shall be entered in any involuntary case with or without the application, approval or consent of an Obligor, by a court or governmental agency of competent jurisdiction, granting relief under or approving a petition seeking reorganization, or appointing a receiver, trustee, liquidator assignee, custodian, sequestrator or the like of such Obligor or of its property, and such order, judgment or decree shall continue unstayed and in effect for sixty (60) days or more; or
(i)any notice shall have been issued by the Republic of Panama to the effect that the Vessel is subject to deletion from registration or the Certificate of Registry for the Vessel is subject to revocation or cancellation; or
(j)for any reason, the Lender fails to hold a duly recorded, first preferred mortgage over the whole of the Vessel; or
(k)an event of default shall have occurred and be continuing under the Mortgage, the Time Charter or any of the other Loan Documents and all grace or cure periods, if any, with respect thereto shall have expired; or
(l)any Obligor ceases operations or is dissolved; or
(m)the Guaranty shall be rendered or deemed terminated or shall be unenforceable for any reason; or
(n)a Change of Control occurs;
then, and in each such event, the Lender may (A) by notice to the Borrower, declare the Note, all interest accrued thereon and all other amounts (including, but not limited to, the Prepayment Fee (if any)) payable thereunder and hereunder to be forthwith due and payable, whereupon the Note, all such interest and all such other amounts shall become immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of the entry of an order for relief with respect to the Borrower under the Bankruptcy Code or under any similar Federal, state or foreign statute or regulation, the Note, all accrued interest thereon and all other amounts due thereunder and hereunder shall automatically become due and payable in full, without in each instance having given the Borrower any notice whatsoever; (B) setoff against and debit any account maintained by the Borrower with the Lender for any sums due the Lender hereunder or under the Note; (C) immediately proceed against the Vessel under the Mortgage; or (D) exercise all other rights and remedies available under any of the Loan Documents or any applicable law.
The rights and remedies of the Lender hereunder and under any documents or instruments executed pursuant hereto are cumulative, and recourse to one or more rights or remedies shall not constitute a waiver of the others or an election of remedies. It is mutually agreed that commercial

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reasonableness and good faith require the giving of no more than ten (10) Business Days’ prior written notice of the time and place of any public sale of any Collateral or of the time after which any private sale or any other intended disposition thereof is to be made, and at any such public or private sale, subject to limitations of law, the Lender, its agents and/or nominees, may purchase the Collateral. If the net proceeds of any disposition of Collateral exceed the amount then due and owing, whether by acceleration, at maturity or otherwise, or on demand, such excess will be remitted to the Borrower or whomsoever shall be entitled thereto. The Borrower shall remain liable for any deficiency remaining after disposition of all Collateral.
If the Borrower fails to perform or comply with any of their obligations contained herein, the Lender shall have the right, but shall not be obligated, to effect such performance or compliance and the Borrower hereby promises to reimburse the Lender upon demand for such sums so expended, together with interest thereon at the Default Rate for the actual number of days elapsed from date of payment by the Lender to the date on which the Lender receives payment thereof from the Borrower. Failure of the Borrower to pay and promptly discharge the aforesaid debts and obligations shall constitute a separate Event of Default under this Agreement, but the payment of the same by the Lender shall not cure or constitute a waiver of such Event of Default. Upon the occurrence of an Event of Default, all payments received by the Lender from or on behalf of the Borrower shall be applied by the Lender to any installment(s) due and payable under the Note as the Lender, in its sole discretion, may determine, without notice to or consent of Borrower, the Borrower hereby expressly waives (to the extent permitted by law) all rights to make or manifest any binding instruction upon the Lender as to application of such payments other than as herein provided. Acceptance by the Lender of partial payment(s) or partial performance by the Borrower or by any other third party shall not be construed as a waiver of any Event of Default, nor shall the same affect or in any way impair the rights and remedies of the Lender hereunder.
SECTION VIII.02.Additional Rights. The Lender shall be entitled to the remedies described therein. In addition, the Borrower hereby irrevocably appoints the Lender as its attorney-in-fact (which power shall be deemed irrevocable and coupled with an interest) to, following the occurrence and during the continuance of an Event of Default, execute, endorse and deliver any deed, conveyance, assignment or other instrument in writing as may be required to vest in the Lender any right, title or power which, by the terms hereof, are expressed to be conveyed to or conferred upon the Lender, including any documents and checks or drafts relating to or received in payment for any loss or damage under the policies of insurance required by the provisions of this Agreement hereof, but only to the extent that the same relates to the Collateral.
“ The Lender shall be entitled to the remedies described therein. In addition, the Borrower hereby irrevocably appoints the Lender as its attorney-in-fact (which power shall be deemed irrevocable and coupled with an interest) to, following the occurrence and during the continuance of an Event of Default, execute, endorse and deliver any deed, conveyance, assignment or other instrument in writing as may be required to vest in the Lender any right, title or power which, by the terms hereof, are expressed to be conveyed to or conferred upon the Lender, including any documents and checks or drafts relating to or received in payment for any loss or damage under the policies of insurance required by the provisions of this Agreement hereof, but only to the extent that the same relates to the Collateral.

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ARTICLE IX

MISCELLANEOUS
“
SECTION IX.1.Amendments, etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by the Lender and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
“ . No amendment or waiver of any provision of this Agreement nor consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by the Lender and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
SECTION IX.2.Notices, etc. All notices and other communications provided for hereunder shall be in writing and mailed, facsimile transmitted or delivered as follows:
“ All notices and other communications provided for hereunder shall be in writing and mailed, facsimile transmitted or delivered as follows:

To the Borrower:

    Bulk Valor Corp.
    Trust Company Complex
    Ajeltake Road
    Ajeltake Island
    Majuro MH 96960, Marshall Islands

With a copy to:

Phoenix Bulk Carriers (US) LLC
109 Long Wharf
Newport, Rhode Island 02840
Attention: Gianni Del Signore
    Facsimile: (401) 846-1520

To the Lender:

Banc of America Leasing & Capital, LLC
2059 Northlake Parkway
Tucker, Georgia 30084
Attention: Operations Manager
Facsimile: (404) 720-9864

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With a copy to:

Patrick K. Cameron, Esq.
Baker, Donelson, Berman, Caldwell & Berkowitz
100 Light Street
Baltimore, Maryland 21202
Facsimile: (410) 547-0699

or to such other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall, when mailed, be sent by first class registered mail, postage prepaid, return receipt requested and be effective three (3) Business Days after being deposited in the U.S. mails addressed as aforesaid. All notices sent by facsimile transmission shall be effective when sent if on a Business Day at the recipient’s office and not later than 1:00 p.m. at the recipient’s office, provided that (i) an appropriate answerback has been received by the sending party and (ii) such facsimile is confirmed by mailing to the receiving party, at its address given above, a copy of such facsimile transmission postage prepaid by first class mail (air mail, if international). All other forms of written notice or other communication shall be effective only upon receipt.
SECTION IX.3.GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF SUCH STATE)..
“ . THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF SUCH STATE)..
SECTION IX.4.Consent to Jurisdiction; Service of Process; Waiver of Venue. The Borrower hereby irrevocably submits itself to the non-exclusive jurisdiction of the appropriate Federal and state courts located in New York County in the State of New York for the purposes of any suit, action or other proceeding brought against it arising out of or under this Agreement or with respect to the subject matter hereof, and agrees that a summons and complaint commencing any suit, action or proceeding in such court shall be properly served if delivered personally or by registered mail or by overnight courier to the Borrower at its address set forth in Section 9.2 of this Agreement, or otherwise served under the laws of the State of New York, and to the extent permitted by applicable law, hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding any claim that it is not personally subject to the jurisdiction of the above-named courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court. Nothing herein shall affect the right of the Lender to serve process in any other matter prescribed by law or the right of the Lender to bring legal proceedings in any other competent jurisdiction.
“ . The Borrower hereby irrevocably submits itself to the non-exclusive jurisdiction of the appropriate Federal and state courts located in New York County in the State of New York for the purposes of any suit, action or other proceeding brought against it arising out of or under this Agreement

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or with respect to the subject matter hereof, and agrees that a summons and complaint commencing any suit, action or proceeding in such court shall be properly served if delivered personally or by registered mail or by overnight courier to the Borrower at its address set forth in Section 9.2 of this Agreement, or otherwise served under the laws of the State of New York, and to the extent permitted by applicable law, hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding any claim that it is not personally subject to the jurisdiction of the above-named courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court. Nothing herein shall affect the right of the Lender to serve process in any other matter prescribed by law or the right of the Lender to bring legal proceedings in any other competent jurisdiction.
SECTION IX.5.No Remedy Exclusive. Each and every right, power and remedy given to the Lender in this Agreement, the Note, the Mortgage, the Guarantee, and the other Loan Documents shall be cumulative and in addition to every other right, power and remedy herein or therein given now or hereafter existing at law, in equity, in admiralty, by statute or otherwise. Each and every right, power and remedy whether given therein or otherwise existing may be exercised from time to time as often and in such order as may be determined by the Lender, and neither the failure or delay in exercising any power or right nor the exercise or partial exercise of any right, power or remedy shall be construed to be a waiver of or acquiescence in any default therein; nor shall the acceptance of any security or of any payment of or on account of any loan, promissory note, advance, obligation, expense, interest or fees maturing after an Event of Default or of any payment on account of any past default shall be construed to be a waiver of any right to take advantage of any future default or of any past default not completely cured thereby.
“ . Each and every right, power and remedy given to the Lender in this Agreement, the Note, the Mortgage, the Guarantee, and the other Loan Documents shall be cumulative and in addition to every other right, power and remedy herein or therein given now or hereafter existing at law, in equity, in admiralty, by statute or otherwise. Each and every right, power and remedy whether given therein or otherwise existing may be exercised from time to time as often and in such order as may be determined by the Lender, and neither the failure or delay in exercising any power or right nor the exercise or partial exercise of any right, power or remedy shall be construed to be a waiver of or acquiescence in any default therein; nor shall the acceptance of any security or of any payment of or on account of any loan, promissory note, advance, obligation, expense, interest or fees maturing after an Event of Default or of any payment on account of any past default shall be construed to be a waiver of any right to take advantage of any future default or of any past default not completely cured thereby.
SECTION IX.6.Payment of Costs. Whether or not the transactions contemplated herein shall be consummated, the Borrower hereby agrees to pay (a) all reasonable out-of-pocket costs and expenses incurred by the Lender (including reasonable counsel fees and expenses) in connection with the preparation, execution and delivery of this Agreement, any of the other Loan Documents or any amendment to or modification of, or any waiver or consent under, the Loan Documents, or in connection with any of the transactions contemplated thereby, and (b) all losses, costs and expenses (including, but not limited to, reasonable attorneys’ fees and expenses) in connection with (i) the preservation of any rights of the Lender under, or legal advice in respect of, the rights or responsibilities of the Lender under this Agreement and the other Loan Documents or (ii) the enforcement of any of the Loan Documents. The Borrower further agrees to indemnify and hold the Lender harmless from and against any documentary taxes, assessments or charges made by any governmental authority by reason of the execution, delivery, filing or recordation of this Agreement or any of the other Loan Documents.

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“ . Whether or not the transactions contemplated herein shall be consummated, the Borrower hereby agrees to pay (a) all reasonable out-of-pocket costs and expenses incurred by the Lender (including reasonable counsel fees and expenses) in connection with the preparation, execution and delivery of this Agreement, any of the other Loan Documents or any amendment to or modification of, or any waiver or consent under, the Loan Documents, or in connection with any of the transactions contemplated thereby, and (b) all losses, costs and expenses (including, but not limited to, reasonable attorneys’ fees and expenses) in connection with (i) the preservation of any rights of the Lender under, or legal advice in respect of, the rights or responsibilities of the Lender under this Agreement and the other Loan Documents or (ii) the enforcement of any of the Loan Documents. The Borrower further agrees to indemnify and hold the Lender harmless from and against any documentary taxes, assessments or charges made by any governmental authority by reason of the execution, delivery, filing or recordation of this Agreement or any of the other Loan Documents.
SECTION IX.7.Further Assurances. The Borrower further agrees to execute such other and further assurances and documents as in the opinion of the Lender are reasonably required to carry out the terms of this Agreement or of any of the other Loan Documents.
“ . The Borrower further agrees to execute such other and further assurances and documents as in the opinion of the Lender are reasonably required to carry out the terms of this Agreement or of any of the other Loan Documents.
SECTION IX.8.Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be deemed an original but all such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier or facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.
“ . This Agreement may be executed in counterparts, each of which when so executed shall be deemed an original but all such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier or facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.
SECTION IX.9.Headings. The titles of the Articles and the Section headings of this Agreement are for convenience only and shall not affect the construction of this Agreement.
“ . The titles of the Articles and the Section headings of this Agreement are for convenience only and shall not affect the construction of this Agreement.
SECTION IX.10.Severability. If any term or provision of this Agreement or any of the other Loan Documents shall be determined to be invalid or unenforceable for any reason, such determination shall not adversely affect any other term or provision of this Agreement or such other Loan Document which shall remain in full force and effect and the effect of such determination shall be limited to the territory or the jurisdiction in which made.
“ . If any term or provision of this Agreement or any of the other Loan Documents shall be determined to be invalid or unenforceable for any reason, such determination shall not adversely affect any other term or provision of this Agreement or such other Loan Document which shall remain in full force and effect and the effect of such determination shall be limited to the territory or the jurisdiction in which made.

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SECTION IX.11.Survival. The Borrower’s agreements, representations, warranties and conditions contained in this Agreement and made pursuant to the provisions hereof shall survive the execution and delivery of this Agreement until the Note and all interest accrued thereon shall have been indefeasibly paid in full in accordance with the terms thereof, and any and all other moneys, payments, obligations and liabilities which the Borrower shall have made, incurred or become liable for pursuant to the terms of this Agreement or any of the other Loan Documents shall have been indefeasibly paid in full or otherwise satisfied. All statements made by the Borrower and contained in any certificate or other instrument delivered pursuant to the provisions of this Agreement shall constitute representations and warranties by the Borrower under this Agreement.
“ . The Borrower’s agreements, representations, warranties and conditions contained in this Agreement and made pursuant to the provisions hereof shall survive the execution and delivery of this Agreement until the Note and all interest accrued thereon shall have been indefeasibly paid in full in accordance with the terms thereof, and any and all other moneys, payments, obligations and liabilities which the Borrower shall have made, incurred or become liable for pursuant to the terms of this Agreement or any of the other Loan Documents shall have been indefeasibly paid in full or otherwise satisfied. All statements made by the Borrower and contained in any certificate or other instrument delivered pursuant to the provisions of this Agreement shall constitute representations and warranties by the Borrower under this Agreement.
SECTION IX.12.WAIVER OF TRIAL BY JURY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THE BORROWER AND THE LENDER MAY BE PARTIES ARISING OUT OF OR IN ANY WAY PERTAINING TO (A) THIS AGREEMENT OR (b) THE OTHER LOAN DOCUMENTS. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY THE BORROWER AND THE BORROWER HEREBY ACKNOWLEDGES THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. THE BORROWER FURTHER REPRESENTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH ITS COUNSEL.
“ . TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THE BORROWER AND THE LENDER MAY BE PARTIES ARISING OUT OF OR IN ANY WAY PERTAINING TO (A) THIS AGREEMENT OR (b) THE OTHER LOAN DOCUMENTS. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY THE BORROWER AND THE BORROWER HEREBY ACKNOWLEDGES THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. THE BORROWER FURTHER REPRESENTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH ITS COUNSEL.

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SECTION IX.13.Assignment. The Lender may assign any of its rights and obligations hereunder or under any of the other Loan Documents, without notice to, or the consent of, the Borrower and without any cost or expense to the Borrower. The Lender may also sell to any other Person participations in the Loan, without notice to, or the consent of, the Borrower. Without the prior consent of the Lender, the Borrower may not assign any of its rights or obligations hereunder or under any of the other Loan Documents.
“ . The Lender may assign any of its rights and obligations hereunder or under any of the other Loan Documents, without notice to, or the consent of, the Borrower and without any cost or expense to the Borrower. The Lender may also sell to any other Person participations in the Loan, without notice to, or the consent of, the Borrower. Without the prior consent of the Lender, the Borrower may not assign any of its rights or obligations hereunder or under any of the other Loan Documents.
SECTION IX.14.PATRIOT ACT.
The Borrower hereby:
    a.     represents that all of the written information which the Borrower have provided to the Lender in connection with the Loan, was true, correct and complete at the time it was given;
    b.     agrees to provide any information deemed necessary by the anti-money laundering compliance officer of the Lender in its sole discretion (except information that (i) the Borrower does not possess, (ii) is confidential, or (iii) for which the Borrower is under an obligation not to disclose) to comply with the PATRIOT ACT, the Lender's anti-money laundering program and related responsibilities from time to time and warrant that all such information provided will be true, correct and complete at the time provided;
    c.     represent that they are entering into this Agreement, the other Loan Documents and the transactions contemplated hereby and thereby solely for their own account, risk and beneficial interest and not for the account or beneficial interest of any third party; and
    d.     represent, to their knowledge, that (a) they are not individuals, entities or organizations identified on (i) any Office of Foreign Assets Control (“OFAC”) “watch list”, including, without limitation, OFAC's list of Specially Designated Nationals and Blocked Persons, or (ii) any Federal Bureau of Investigation “watch list” or Bureau of Industry and Security list of unverified persons or denied persons, and it is not an affiliation of any kind with such an individual, entity or organization; and (b) they are not Persons or entities (i) that resident in or whose funds are transferred from or through, or (ii) that has operations in, a jurisdiction identified as non-cooperative by the Financial Action Task Force or sanctioned by OFAC.
SECTION IX.15.Currency Indemnity.
All payments made under or with respect to this Agreement or the Note shall be made in Dollars. If any payment due under or with respect to this Agreement is paid to the Lender in a currency (the “other currency”) other than Dollars for any reason whatsoever or if for the purpose of obtaining or enforcing a judgment or arbitration award in any court in any country it becomes necessary to convert into any other currency (the “judgment currency”) an amount due in Dollars under or with respect to this Agreement or the Note, then conversion shall be made, in the sole discretion of the Lender, at the rate of exchange (as defined below) prevailing on the date of payment, on the date of default or the Business Day before the day on which the judgment or arbitration award is rendered or the order for enforcement is issued, as the

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case may be (the “conversion date”); provided that the Lender shall not be entitled to recover under this Section 9.15 any amount in judgment currency that exceeds on the conversion date the amount in Dollars due under or with respect to this Agreement. If there is a change in the rate of exchange prevailing between the conversion date and the date of actual payment of the amount due, the Borrower shall pay such additional amounts (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the other currency or in the judgment currency, as applicable, when converted at the rate of exchange prevailing on the date of payment will produce the amount then due under or with respect to this Agreement in Dollars, and any excess over the amount due that is received or collected by the Lender shall be remitted to the Borrower. Any amount due from the Borrower under this Section shall be due as a separate debt and shall not be affected by a judgment or arbitration award being obtained for any other sums due under or in respect of this Agreement. The Lender will not be required to provide any proof or evidence of any actual loss. For purpose hereof, the term “rate of exchange” means the rate at which the Lender, in accordance with its normal procedure, is able on the relevant date to purchase Dollars in New York City, United States of America with the other currency or the judgment currency, as applicable, and includes any premium, taxes and costs of exchange payable in connection with such purchase of, or conversion into, U.S. Dollars.
SECTION IX.16.Exchange Control.
If the Borrower is or becomes subject to any exchange control laws or similar restrictions, then in order to ensure the prompt performance by the Borrower of its obligations hereunder, the Borrower shall obtain and maintain in force all required exchange control approvals, consents, licenses or other authorizations.
SECTION IX.17.Electronic Signatures.
This Agreement and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement or any other Loan Document (each, a “Communication”), including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. The Borrower agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on the Borrower to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of the Borrower enforceable against them in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this Section 9.17 may include, without limitation, use or acceptance by the Lender of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Lender may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of the such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Lender is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by it pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Lender agrees to accept such Electronic Signature, the Lender shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of the

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Borrower without further verification and (b) upon the request of the Lender, any Electronic Signature shall be promptly followed by such manually executed counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.
[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

WITNESS:                    BANC OF AMERICA LEASING & CAPITAL, LLC

        By:
Name:
Title:

WITNESS:                    BULK VALOR CORP.

        By:
                         Gianni Del Signore
                         Attorney-in-Fact

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Exhibit A
Form of Approved Manager’s Undertaking

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Exhibit B
Form of Assignment of Earnings
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Exhibit C
Form of Assignment of Insurances
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Exhibit D
Form of Assignment of Time Charter

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Exhibit E
Form of Guaranty Agreement
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Exhibit F
Form of First Preferred Naval Mortgage
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Exhibit G
Form of Note

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Exhibit H
Form of Stock Pledge Agreement
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Exhibit I
Form of Account Pledge and Security Agreement
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Appendix A
Form of Compliance Certificate
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Appendix B
Form of Drawdown Notice

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